Exhibit 99.3

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of August 2, 2019 (the “Closing Date”) by and among (a) SILICON VALLEY BANK, a California corporation (“SVB”), in its capacity as administrative agent and collateral agent (“Agent”), (b) SVB, as a Revolving Line Lender and as a Term Loan Lender, MIDCAP FINANCIAL TRUST, a Delaware statutory trust, as a Revolving Line Lender and as a Term Loan Lender (in such capacity and together with its successors and assigns, “MidCap Lender”), FLEXPOINT MCLS HOLDINGS, LLC, a Delaware limited liability company, as a Term Loan Lender (in such capacity and together its successors and assigns, “MidCap Term Loan Lender”, and together with MidCap Lender, “MidCap”) and each other Lender listed on Schedule 1 attached hereto and the other financial institutions party hereto from time to time (each, a “Lender” and collectively, the “Lenders”), and (c) FLEXION THERAPEUTICS, INC., a Delaware corporation (“Borrower”), provides the terms on which Lenders agree to lend to Borrower and Borrower shall repay Lenders. This Agreement amends and restates, in its entirety and replaces, the terms of (and obligations outstanding under) that certain Credit and Security Agreement by and between MidCap and Borrower dated as of August 4, 2015, as amended by that certain First Amendment to Credit and Security Agreement dated as of November 18, 2016, and as further amended by that certain Consent and Second Amendment to Credit and Security Agreement dated as of April 24, 2017 (the “Prior Agreement”). The parties agree that the Prior Agreement is hereby superseded and replaced in its entirety by this Agreement, and the parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP; provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Agent shall so request, Borrower and Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided further, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide Agent with financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. In addition, no effect shall be given to Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement) would be required to be treated as a capital lease thereunder where such lease (or arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification. Notwithstanding the foregoing, all financial covenant and other financial calculations shall be computed with respect to Borrower only, and not on a consolidated basis. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 15. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All headings numbered without a decimal point are herein referred to as “Articles,” and all paragraphs numbered with a decimal point (and all subparagraphs or subsections thereof) are herein referred to as “Sections.”

2 CREDIT FACILITIES AND TERMS

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay to each Lender in accordance with each Lender’s respective Pro Rata Share of each Credit Facility, the outstanding principal amount of all Credit Extensions made by the Lenders under such Credit Facility and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2 Revolving Line.

(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Lenders with Revolving Line Commitments (“Revolving Line Lenders”), severally and not jointly, may, in their good faith business discretion, make Advances according to each Revolving Line Lender’s Applicable Commitment as set forth on Schedule 1 hereto, not exceeding the Availability Amount. Notwithstanding the foregoing, prior to the occurrence of the Initial Audit, the Availability Amount shall not exceed Ten Million Dollars ($10,000,000.00). Borrower shall not request, and the Revolving Line Lenders shall have no obligation to make, any Advances prior to January 1, 2020. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.3 Term Loan Advance.

(a) Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request, the Lenders with Term Loan Commitments (“Term Loan Lenders”), severally and not jointly, shall make one (1) term loan advance to Borrower on or about the Closing Date in an original principal amount of Forty Million Dollars ($40,000,000.00) according to each Term Loan Lender’s Applicable Commitment as set forth on Schedule 1 hereto (the “Term Loan Advance”), provided that all or a portion of the proceeds of the Term Loan Advance shall be used to repay in full all of Borrower’s obligations and liabilities under the Prior Loan Agreement (including without limitation, the “Applicable Prepayment Fee” as defined in the Prior Agreement and the “Exit Fee” as defined in the “Fee Letter” referred to in the Prior Agreement) (the “Prior Obligation”). Borrower hereby authorizes Agent to apply such proceeds to the Prior Obligation as part of the funding process without actually depositing such funds in an account of Borrower. After repayment, the Term Loan Advance (or any portion thereof) may not be reborrowed.

(b) Interest Payments. With respect to the Term Loan Advance, commencing on the first (1st) Payment Date following the Funding Date of the Term Loan Advance and continuing on the Payment Date of each month thereafter, Borrower shall make monthly payments of interest to Agent, for the account of the Lenders, in arrears, on the principal amount of the Term Loan Advance, at the rate set forth in Section 2.4(a).

(c) Repayment of the Term Loan Advances. Commencing on February 1, 2021, and continuing on each Payment Date thereafter, Borrower shall repay the aggregate outstanding Term Loan Advance to Agent, for the account of the Lenders, in (i) thirty-six (36) consecutive equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.4(a). All outstanding principal and accrued and unpaid interest with respect to the Term Loan Advance, and all other outstanding Obligations under the Term Loan Advance, are due and payable in full on the Term Loan Maturity Date.

(d) Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advance advanced by the Term Loan Lenders under this Agreement, provided Borrower (i) delivers written notice to Agent and each Term Loan Lender of its election to prepay the Term Loan Advance at least fifteen (15) days prior to such prepayment, and (ii) pays to Agent, for the account of each Term Loan Lender, as applicable, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advances, (B) the Prepayment Premium, (C) the Final Payment and (D) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advances, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

(e) Mandatory Prepayment Upon an Acceleration. If the Term Loan Advance is accelerated by Agent pursuant to Section 10.2 hereof (or to the extent otherwise automatically accelerated pursuant to Section 10.2 hereof following an Event of Default pursuant to Section 10.1(e)), following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Agent and each Term Loan Lender, as applicable, for the account of the Lenders in accordance with its respective Pro Rata Share, an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advances, (ii) the Prepayment Premium, (iii) the Final Payment and (iv) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advances, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

2.4 Interest and Payments; Administration.

(a) Interest.

(i)

Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (A) five and one half of one percent (5.50%) and (B) the Prime Rate, which interest, in each case, shall be payable monthly in accordance with Section 2.4(e) below.

(ii)

Term Loan Advance. Subject to Section 2.4(b), the principal amount outstanding under the Term Loan Advance shall accrue interest at a floating per annum rate equal to the greater of (A) six and one half of one percent (6.50%) and (B) one and one-half of one percent (1.50%) above the Prime Rate, which interest, in each case, shall be payable monthly in accordance with Section 2.4(e) below.

(b) Default Rate. Upon the election of Agent following the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percent (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the Closing Date of any change to the Prime Rate and to the extent of any such change.

(d) Minimum Interest. In the event the aggregate amount of interest earned by the Revolving Line Lenders in connection with the Revolving Line in any month (such period, the “Minimum Interest Period,” which period shall begin on January 1, 2020 and continue with each month thereafter until the earlier of the Revolving Line Maturity Date or the date this Agreement is terminated) is less than the amount of interest that would have been earned by the Revolving Line Lenders if Borrower had average outstanding Advances during the Minimum Interest Period in an amount equal to twenty-five percent (25.0%) of the Revolving Line (inclusive of any collateral monitoring fees and float charges, and exclusive of any other fees and charges hereunder) (“Minimum Interest”), Borrower shall pay to Agent, upon demand by Agent, an amount equal to the (i) Minimum Interest minus (ii) the aggregate amount of all interest earned by Revolving Line Lenders (inclusive of any collateral monitoring fees and float charges, and exclusive of any other fees and charges hereunder) in such Minimum Interest Period. The amount of Minimum Interest charged shall be prorated for any partial Minimum Interest Period upon termination of this Agreement. Borrower shall not be entitled to any credit, rebate, or repayment of any Minimum Interest pursuant to this Section 2.4(d) notwithstanding any termination of this Agreement or the suspension or termination of Agent’s obligation to make loans and advances hereunder. Agent may deduct amounts owing by Borrower under this Section 2.4(d) from Borrower’s Designated Deposit Account. Agent shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of this Section 2.4(d).

(e) Payments Generally. Interest is payable monthly on the Payment Date and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Eastern time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. All accrued but unpaid interest on the Credit Extensions shall be due and payable on the Maturity Date. Except as otherwise provided in this Section 2.4(e), all payments in respect of the Obligations shall be made to Agent for the account of the applicable Lenders. All fees payable under the Loan Documents shall be deemed non-refundable as of the date paid. Any payment required to be made to Agent or a Lender under this Agreement may be made by debit or automated clearing house payment initiated by Agent or such Lender from any of Borrower’s deposit accounts, including the Designated Deposit Account, and Borrower shall tender to Agent and Lenders such authorization forms as Agent or such Lender may require to implement such debit or automated clearing house payment. These debits or automated clearing house payments shall not constitute a set-off. Payments of principal and/or interest received after 12:00 noon (Eastern time) are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower under any Loan Document shall be made without setoff, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. The balance of the Obligations, as recorded in Agent’s books and records at any time, shall be conclusive and binding evidence of the amounts due and owing to Agent and Lenders by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any Loan Document. Agent shall endeavor to provide Borrower with a monthly statement regarding the Credit Extensions (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement). Unless Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

(f) Maximum Lawful Rate. In no event shall the interest charged hereunder with respect to the Obligations exceed the maximum amount permitted under the Laws of the State of New York. Notwithstanding anything to the contrary in any Loan Document, if at any time the rate of interest payable hereunder (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of such Lender’s Credit Extensions or to other amounts (other than interest) payable hereunder, and if no such Credit Extensions or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(g) Taxes; Additional Costs.

(i) All payments of principal and interest on the Obligations and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding (i) taxes imposed on or measured by Agent’s or any Lender’s net income (or franchise taxes imposed in lieu of net income tax) by the jurisdictions under which

Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Loan Documents or taking any action thereunder) (ii) branch profits Taxes under Section 884(a) of the IRC or any similar Taxes (iii) any U.S. federal withholding Taxes imposed on or with respect to amounts payable to a Lender by a law in effect on the date on which such Lender becomes a party hereto (or designates a new lending office), (iv) any U.S. federal withholding Taxes attributable to such recipient’s failure to comply with Section 2.4(g)(iii), (v) any taxes imposed under FATCA and (vi) any United States backup withholding pursuant to Section 3406 of the IRC (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrower will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (iii) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Agent or such Lender first made written demand therefor.

(ii) If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

(iii) Each Lender that (i) is organized under the laws of a jurisdiction other than the United States, and (ii)(A) is a party hereto on the Closing Date or (B) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall execute and deliver to each of Borrowers and Agent one or more (as Borrower or Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN- E, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Borrower or Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Each Lender that (1) is organized under the laws of the United States, and (2)(I) is a party hereto on the Closing Date or (II) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to each of Borrower and Agent one or more (as Borrower or Agent may reasonably request) United States Internal Revenue Service Forms W-9, and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Borrower or Agent certifying that such Lender is not subject to United States backup withholding. Borrower shall not be required to pay additional amounts to any Lender pursuant to this subsection (h) with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.

(iv) If a payment made to a Lender would be subject to U.S. federal withholding Tax imposed under FATCA, such Lender shall deliver to the Agent and the Borrower at the time or times prescribed by law, and at such other time or times reasonably requested by the Agent or the Borrower, the documentation prescribed by applicable law, including the FATCA, and such additional documentation reasonably requested by the Agent or the Borrower as may be necessary for the Agent or the Borrower to comply with its obligations under FATCA and to determine whether the Lender has complied with the Lender obligations under FATCA, or to determine the amount to deduct and withhold from the payment.

(v) Each Lender shall, whenever a lapse in time or change in circumstances renders any documentation provided by a Lender pursuant to this Section 2.4(g), expired or inaccurate in any material respect, deliver promptly to the Borrower and the Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Agent) or promptly notify the Borrower and the Agent in writing of its inability to do so.

(vi) [reserved]

(vii) If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrowers shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Agent for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.

(viii) If any Lender requires compensation under this subsection (g), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this subsection (g), then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender (as determined in its sole discretion). Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(h) Administrative Fees and Charges. Borrower shall pay to Agent:

(i) Revolving Line Commitment Fee. A non-refundable Revolving Line commitment fee (the “Revolving Line Commitment Fee”) in the amount of Two Hundred Thousand Dollars ($200,000.00) is fully earned as of the Closing Date and payable as follows: (i) One Hundred Thousand Dollars ($100,000.00), payable on the Closing Date and (ii) One Hundred Thousand Dollars ($100,000.00), payable on the earliest to occur of (A) an Event of Default, (B) the termination of this Agreement or the Revolving Line, or (C) the first (1st) anniversary of the Closing Date, to be shared between the Revolving Line Lenders pursuant to their respective Applicable Commitment Percentages;

(ii) Final Payment. The Final Payment, when due hereunder, to be shared between the Term Loan Lenders pursuant to their respective Applicable Commitment Percentages;

(iii) Prepayment Premium. The Prepayment Premium, when due hereunder, to be shared between the Term Loan Lenders pursuant to their respective Applicable Commitment Percentages;

(iv) Termination Fee. Upon termination of this Agreement or the termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee (the “Termination Fee”) in an amount equal to two percent (2.0%) of the Revolving Line if such termination occurs on or prior to the first anniversary of the Closing Date, (ii) one percent (1.0%) of the Revolving Line if such termination occurs at any time after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, and (iii) zero percent (0.0%) of the Revolving Line if such termination occurs at any time after the second anniversary of the Closing Date, in each case to be shared between the Term Loan Lenders pursuant to their respective Applicable Commitment Percentage;

(v) Unused Revolving Line Facility Fee. Payable quarterly in arrears on the last day of each calendar quarter commencing with the calendar quarter ending March 31, 2020 and each calendar quarter occurring thereafter prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Agent, computed on the basis of a year with the applicable number of days as set forth in Section 2.4(e). The amount of the Unused Revolving Line Facility Fee to be shared between the Revolving Line Lenders pursuant to their respective Applicable Commitment Percentage. The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line and (ii) the greater of (A) twenty-five percent (25.0%) of the Revolving Line, and (B) the average for the period of the daily closing balance of the Revolving Line outstanding;

(vi) Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Closing Date, when due (or, if no stated due date, upon demand by Agent); and

(vii) Overadvance. If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either (A) prior to the occurrence of the Initial Audit, Ten Million Dollars ($10,000,000.00) or the Borrowing Base or (B) after the occurrence of the Initial Audit, the Revolving Line or the Borrowing Base, Borrower shall promptly, and in any event with three (3) Business Days, pay to Agent, to be shared between the Lenders pursuant to their respective Applicable Commitment Percentages, in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Agent any Overadvance, following and beginning on the end of such three (3) Business Day period, Borrower agrees to pay Agent interest on the outstanding amount of any Overadvance, on demand, at a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.0%).

2.5 Secured Promissory Notes. At the election of any Lender made as to each Credit Facility for which it has made Credit Extensions, each Credit Facility shall be evidenced by one or more secured promissory notes in form and substance satisfactory to Agent and Lenders (each a “Secured Promissory Note”). Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.6 Settlement Procedures.

(a) If Agent receives any payment for the account of Lenders on or prior to 12:00 noon (Eastern time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 12:00 noon (Eastern time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.

(b) In addition to and without limiting the foregoing, upon notice from Agent, each Lender shall transfer to Agent (as provided below) or Agent shall transfer to each Lender, such amounts as are necessary to insure that the amount of Advances made by each Lender shall be equal to such Lender’s Revolving Line Commitment Percentage of all Advances outstanding as of the date of such notice. If such notice is provided prior to 10:00 a.m. (Eastern time) time on a Business Day, such transfers shall be made in immediately available funds no later than the close of business on such day; and, if received after 10:00 a.m. (Eastern time), then no later than 12:00 noon (Pacific time) on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by Agent. If and to the extent any Lender shall not have so made its transfer to Agent, such Lender agrees to pay to Agent, on demand, such amount, with interest thereon, for each day from such date until the date such amount is paid to Agent, equal to the greater of (i) the Federal Funds Effective Rate or (ii) a rate determined by Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing, or similar fees customarily charged by Agent in connection with the foregoing.

3 CONDITIONS OF CREDIT EXTENSIONS

3.1 Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make the initial Credit Extension hereunder is subject to the condition precedent that Agent and each Lender shall have received, in form and substance satisfactory to Agent and the Lenders, such documents, and completion of such other matters, as Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed signatures to the Loan Documents;

(b) duly executed signatures to the Control Agreements;

(c) the Operating Documents and long-form good standing certificates of Borrower certified by the Secretary of State of Delaware and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Closing Date;

(d) a secretary’s corporate borrowing certificate of Borrower with respect to Borrower’s Operating Documents, incumbency and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents;

(e) duly executed signatures to the completed Borrowing Resolutions for Borrower;

(f) the Lender Intercreditor Agreement, together with the duly executed original signatures thereto;

(g) duly executed signature to a payoff letter from MidCap with respect to the Prior Obligation;

(h) certified copies, dated as of a recent date, of financing statement searches, as Agent or any Lender may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(i) the Perfection Certificate of Borrower, together with the duly executed signature thereto;

(j) a legal opinion (authority and enforceability) of Borrower’s counsel dated as of the Closing Date together with the dully executed signature thereto;

(k) evidence satisfactory to Agent that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Agent;

(l) with respect to the initial Advance, the completion of the Initial Audit;

(m) with respect to the initial Advance, a completed Borrowing Base Report (and any schedules related thereto and including any other information requested by Agent with respect to Borrower’s Accounts); and

(n) payment of the fees and Lenders’ Expenses then due as specified in Section 2.4 hereof.

3.2 Conditions Precedent to all Credit Extensions. Each Lender’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) timely receipt by the Lenders of (i) an executed Disbursement Letter, and (ii) an executed Payment Advance Request Form and any materials and documents required by Section 3.3;

(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Disbursement Letter (and the Payment Advance Request Form) and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) Agent and each Lender determine to its reasonable satisfaction that there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Agent and the Lenders.

3.3 Procedures for Borrowing.

(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Agent (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Eastern time on the Funding Date of the Advance. Such notice shall be made by Borrower through Agent’s online banking program, provided, however, if Borrower is not utilizing Agent’s online banking program, then such notice shall be in a written format acceptable to Agent that is executed by an Authorized Signer. Agent shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances. In connection with any such notification, Borrower must promptly deliver to Agent by electronic mail or through Agent’s online banking program such reports and information, including without limitation, a Borrowing Base Report, sales journals, cash receipts journals, accounts receivable aging reports, as Agent may request in its sole discretion. Agent shall credit proceeds of an Advance to the Designated Deposit Account. Agent may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.

(b) Term Loan Advance. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan Advance set forth in this Agreement, to obtain the Term Loan Advance, Borrower shall notify Agent (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Eastern time at least five (5) Business Days before the proposed Funding Date (with the exception of the Term Loan Advance that shall be made on the Closing Date, which shall be one (1) Business Day before the proposed Funding Date) of the Term Loan Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Agent by electronic mail or facsimile a completed Disbursement Letter (and Payment Advance Request

Form) executed by an Authorized Signer. Agent may rely on any telephone notice given by a person whom Agent believes is an Authorized Signer. On the Funding Date, Agent shall credit the Term Loan Advance to the Designated Deposit Account. Agent may make the Term Loan Advance under this Agreement based on instructions from an Authorized Signer or without instructions if the Term Loan Advance is necessary to meet Obligations which have become due.

3.4 Funding of Credit Facilities. Upon the terms and subject to the conditions set forth herein, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Credit Extension, in lawful money of the United States of America in immediately available funds, prior to 12:00 p.m. Eastern time on the specified date for the Credit Extension. Agent shall, unless it shall have determined that one of the conditions set forth in Section 3.1 or 3.2, as applicable, has not been satisfied, by 2:00 p.m. Eastern time on such day, credit the amounts received by it in like funds to Borrower by wire transfer to the Designated Deposit Account (or to the account of Borrower in respect of the Obligations, if the Credit Extension is being made to pay an Obligation of Borrower). A Credit Extension made prior to the satisfaction of any conditions set forth in Section 3.1 or 3.2 shall not constitute a waiver by Agent or Lenders of Borrower’s obligation to satisfy such conditions, and any such Credit Extension made in the absence of such satisfaction shall be made in Agent’s discretion.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with SVB. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes SVB thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and SVB to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Agent’s Lien in this Agreement).

If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement are terminated, Agent shall terminate the security interest granted herein upon Borrower providing to SVB cash collateral acceptable to SVB in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to SVB cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred two percent (102.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred five percent (105.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by SVB in its business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2 Representations and Covenants.

(a) As of the Closing Date, Borrower has no ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property (other than equity interests in any Subsidiaries of such Borrower disclosed on the Perfection Certificate).

(b) Borrower shall deliver to Agent all tangible Chattel Paper and all Instruments and Documents owned by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Borrower shall provide Agent with “control” (as in the Code) of all electronic Chattel Paper owned by any Borrower and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Borrower also shall deliver to Agent all security agreements securing any such Chattel Paper and securing any such Instruments. Borrower will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance satisfactory to Agent, indicating that such Chattel Paper and such Instruments and Documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Loan Documents.

(c) Borrower shall deliver to Agent all letters of credit on which any Borrower is the beneficiary and which give rise to letter of credit rights owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Borrower shall take any and all actions as may be necessary or desirable, or that Agent may request, from time to time, to cause Agent to obtain exclusive “control” (as defined in the Code) of any such letter of credit rights in a manner acceptable to Agent.

(d) Borrower shall promptly advise Agent upon any Borrower becoming aware that it has any interests in any commercial tort claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Borrower shall, with respect to any such commercial tort claim, execute and deliver to Agent such documents as Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim.

(e) Except for Accounts and Inventory in an aggregate amount of below Five Hundred Thousand Dollars ($500,000.00), and excluding any drug Products or drug substances, no Accounts or Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrower’s agents or processors without prior written notice to Agent and the receipt by Agent, if Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Agent prior to the commencement of such possession or control. Borrower shall, upon the request of Agent, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Agent created pursuant to this Agreement and the Loan Documents, instruct such Person to hold all such Collateral for Agent’s account subject to Agent’s instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Agent’s benefit.

(f) Upon request of Agent, Borrower shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible personal property and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Borrower shall not permit any such tangible personal property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Agent.

(g) Each Borrower hereby authorizes Agent to file without the signature of such Borrower one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Loan Documents in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral. Each Borrower also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Any financing statement may include a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and the Lenders under the UCC.

(h) As of the Closing Date, no Borrower holds, and after the Closing Date Borrower shall promptly notify Agent in writing upon creation or acquisition by any Borrower of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law. Upon the request of Agent, Borrower shall take such steps as may be necessary or desirable, or that Agent may request, to comply with any such applicable Law.

(i) Borrower shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.

5 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows at all times unless expressly provided below:

5.1 Due Organization, Authorization: Power and Authority.

(a) Each Credit Party is duly existing and in good standing, as a Registered Organization in its respective jurisdiction of formation. Each Credit Party is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. The Loan Documents have been duly authorized, executed and delivered by each Credit Party and constitute legal, valid and binding agreements enforceable in accordance with their terms. The execution, delivery and performance by each Credit Party of each Loan Document executed or to be executed by it is in each case within such Credit Party’s powers.

(b) The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party do not (i) conflict with any of such Credit Party’s organizational documents; (ii) contravene, conflict with, constitute a default under or violate any Law; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Required Permit from, any Governmental Authority (except such Required Permits which have already been obtained and are in full force and effect); or (v) constitute a default under any Material Agreement. No Credit Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2 Litigation. Except as disclosed on the Perfection Certificate, after the Closing Date, pursuant to Section 6.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Responsible Officers, threatened in writing by or against any Credit Party which involves the possibility of any judgment or liability of more than Three Hundred Thousand Dollars ($300,000.00) or that could result in a Material Adverse Change, or which questions the validity of the Loan Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, nor does any Credit Party have reason to believe that any such actions, suits, proceedings or investigations are threatened.

5.3 No Material Deterioration in Financial Condition; Financial Statements. All financial statements for the Credit Parties delivered to Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition and consolidated results of operations of such Credit Party as of the dates and for the periods presented. There has been no material deterioration in the consolidated financial condition of any Credit Party from the most recent financial statements and projections submitted to Agent. There has been no material adverse deviation from the most recent annual operating plan of Borrower delivered to Agent and Lenders.

5.4 Solvency. The fair salable value of each Credit Party’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities. After giving effect to the transactions described in this Agreement, (a) no Credit Party is left with unreasonably small capital in relation to its business as presently conducted, and (b) each Credit Party is able to pay its debts (including trade debts) as they mature.

5.5 Subsidiaries; Investments. Borrower and its Subsidiaries do not own any stock, partnership interest or other equity securities, except for Permitted Investments.

5.6 Tax Returns and Payments; Pension Contributions. Each Credit Party has timely filed or has obtained extensions for filing all required foreign, federal and state, and all material local, tax returns and reports, and each Credit Party has timely paid all foreign, federal, state and material local taxes, assessments, deposits and contributions owed by such Credit Party, subject to such Credit Party’s right to defer payment of any contested taxes in accordance with Section 6.4 of this Agreement. Borrower is unaware of any claims or adjustments proposed for any of prior tax years of any Credit Party which could result in additional taxes becoming due and payable by such Credit Party. Each Credit Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Credit Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of such Credit Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.7 Perfection Certificate. In connection with this Agreement, Borrower has delivered to Agent and each Lender a completed certificate signed by Borrower, entitled “Perfection Certificate” (the “Perfection Certificate”). Borrower represents and warrants to Agent and each Lender that (a) Borrower’ s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’ s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’ s place of business, or, if more than one, its chief executive office as well as Borrower’ s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with Borrower’s organizational identification number.

5.8 Accounts Receivable.

(a) For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account.

(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Report. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

6 AFFIRMATIVE COVENANTS

Borrower covenants and agrees as follows:

6.1 Organization and Existence; Government Compliance.

(a) Each Credit Party shall maintain its legal existence and good standing in its respective jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. If a Credit Party is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with such Credit Party’s organizational identification number.

(b) Each Credit Party shall comply with all Laws, ordinances and regulations to which it or its business locations is subject, the noncompliance with which could reasonably be expected to result in a Material Adverse Change. Each Credit Party shall obtain and keep in full force and effect and comply with all of the Required Permits, except where failure to have or maintain compliance with or effectiveness of such Required Permit could not reasonably be expected to result in a Material Adverse Change. Each Credit Party shall promptly provide copies of any such obtained Required Permits to Agent. Borrower shall notify Agent within three (3) Business Days (but in any event prior to Borrower submitting any requests for Credit Extensions or release of any reserves) of the occurrence of any facts, events or circumstances known to a Borrower, whether threatened, existing or pending, that could cause any Required Permit to become limited, suspended or revoked or that makes Borrower subject to or requires Borrower to file a plan of correction with respect to any accreditation survey.

6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Agent:

(a) a Borrowing Base Report (and any schedules related thereto and including any other information requested by Agent with respect to Borrower’s Accounts) within seven (7) days after the end of each month;

(b) within thirty (30) days after the end of each month, (i) monthly accounts receivable agings, aged by invoice date, (ii) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (iii) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, sell through reports, detailed Account Debtor listing, Deferred Revenue report, and general ledger;

(c) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Agent (the “Monthly Financial Statements”);

(d) within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Agent may reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

(e) within ninety (90) days after to the end of each fiscal year of Borrower, and contemporaneously with any updates or amendments thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (ii) annual financial projections for the following fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;

(f) as soon as available, and in any event within ninety (90) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent;

(g) within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address;

(h) within five (5) days of delivery, copies of all material statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and copies of all material information and noticed under Material Agreements and notice of any execution and delivery of a Material Agreement or termination or material breach thereof;

(i) prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Agent relies on such true, accurate and up-to-date beneficial ownership information to meet Agent’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;

(j) prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Three Hundred Thousand Dollars ($300,000.00) or more; and

(k) promptly, from time to time, such other information regarding Borrower or compliance with the terms of any Loan Documents as reasonably requested by Agent or Required Lenders.

6.3 Maintenance of Property. Borrower shall cause all equipment and other tangible personal property other than Inventory to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Borrower shall cause each Credit Party to keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Credit Party and its Account Debtors shall follow the Credit Party’s customary practices as they exist at the Closing Date. Borrower shall promptly notify Agent of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000.00) of Inventory collectively among all Credit Parties.

6.4 Taxes; Pensions. Borrower shall timely file and cause each Credit Party to timely file, all required tax returns and reports and timely pay, and cause each Credit Party to timely pay, all foreign, federal, state, and material local taxes, assessments, deposits and contributions owed, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments. Borrower shall pay, and cause each Credit Party to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms. Notwithstanding the foregoing, a Credit Party may defer payment of any contested taxes, provided, however, that such Credit Party (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral.

6.5 Insurance. Borrower shall, and shall cause each Credit Party to, keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Agent. All property policies shall have a lender’s loss payable endorsement showing Agent as sole lender’s loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, Agent as an additional insured. No other loss payees may be shown on the policies unless Agent shall otherwise consent in writing. If required by Agent, all policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Agent at least thirty (30) days’ (ten (10) days for nonpayment of premium) notice before canceling or declining to renew its policy. At Agent’s request, Borrower shall deliver certified copies of all such Credit Party insurance policies and evidence of all premium payments. If any Credit Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6 Collateral Accounts.

(a) Borrower shall, and shall cause each Credit Party to, maintain all of its operating and other deposit accounts, the Cash Collateral Account and securities/investment accounts with SVB and SVB’s Affiliates. Notwithstanding the foregoing, Borrower shall be permitted to invest up to fifty (50.0%) percent of its excess cash and cash equivalents in securities/investment accounts maintained at another bank or financial institution other than SVB subject to the terms and conditions of this Agreement. In addition, Borrower shall conduct all of its primary banking facilities with SVB, including, without limitation, cash management, asset management, letters of credit and business credit cards.

(b) Borrower shall, and shall cause each Credit Party to, provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution. In addition, for each Collateral Account that any Credit Party at any time maintains (other than Collateral Accounts in connection with any letter of credit permitted in clause (f) of the definition of “Permitted Contingent Obligations”), Borrower shall, and shall cause each Credit Party to, cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without prior written consent of Agent. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Credit Party’s employees and identified to Agent by Borrower as such (provided, however, that at all times Borrower shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account) or (ii) any Collateral Account owned by the Securities Subsidiary so long as the Securities Subsidiary continues to qualify as a “Security Corporation” as defined in 830 Code of Mass. Regulations 63.38B.1. Borrower shall at all times maintain in a Collateral Account owned by Borrower and subject to a Control Agreement an amount of cash and/or cash equivalents equal to not less than either (i) the sum of (A) the outstanding amount of the Obligations plus (B) five percent (5.0%) of the Obligations plus (C) the amount necessary to maintain the minimum balance requirement of all Collateral Accounts, or (ii) if the following amount pursuant to this clause (ii) is less than the amount that is determined pursuant to clause (i) at any given time, the amount of any and all remaining cash and cash equivalents of Borrower and its Subsidiaries on a consolidated basis (provided, that, to the extent that the amount required by this provision is being determined based upon clause (ii) hereof, it is understood and agreed that Borrower may, from time to time, deposit and maintain cash in any Deposit Account referenced in clause (i) of the immediately preceding sentence (e.g. the payroll and employee benefits accounts) to the extent so deposited and maintained in the Ordinary Course of Business and such Deposit Account need not be subject to a Control Agreement). Subject to Section 6.13, Borrower shall, and shall cause each Credit Party to, maintain its primary operating and other Collateral Accounts with SVB and its affiliates

6.7 Notices of Material Agreements, Litigation and Defaults; Cooperation in Litigation. Promptly (and in any event within five (5) Business Days), (i) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default or (ii) upon the execution and delivery of any Material Agreement and each amendment to, and copies of all statements, reports and notices delivered to or by a Credit Party in connection with, any Material Agreement, or (iii) upon Borrower becoming aware of (or having reason to believe any of the following are pending or threatened in writing) any action, suit, proceeding or investigation by or against Borrower or any Credit Party which involves the possibility of any judgment or liability of more than Three Thousand Dollars ($300,000.00) or that could result in a Material Adverse Change, or which questions the validity of any of the Loan Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, Borrower shall give written notice to Agent of such occurrence, and such further information as Agent shall reasonably request. From the date hereof and continuing through the termination of this Agreement, Borrower shall, and shall cause each Credit Party to, make available to Agent, without expense to Agent, each Credit Party’s officers, employees and agents and books, to the extent that Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent with respect to any Collateral or relating to a Credit Party.

6.8 Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary creates or, to the extent permitted hereunder, acquires any Subsidiary (including, without limitation, pursuant to a Division), Borrower and such Subsidiary shall promptly (and in any event within five (5) Business Days of such creation or acquisition) notify Agent of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Agent to cause each such Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary (the foregoing collectively, the “Joinder Requirements”); provided, that Borrower shall not be permitted to make any Investment in such Subsidiary until such time as Borrower has satisfied the Joinder Requirements. Notwithstanding the foregoing, so long as the Securities Subsidiary continues to qualify as a “Security Corporation” as defined in 830 Code of Mass. Regulations 63.38B.1, such Securities Subsidiary shall not be subject to the Joinder Requirements (other than except as set forth in clause (ii) below); provided, that, (i) Borrower shall not be permitted to make any Investment in such Securities Subsidiary other than pursuant to clause (g) of the definition of Permitted Investments and (ii) the Securities Subsidiary shall be subject to a pledge by Borrower of one hundred percent (100.0%) of the Securities Subsidiary’s equity interests.

6.9 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely for (a) transaction fees incurred in connection with the Loan Documents and payment of the Prior Obligation, and (b) for working capital needs of Borrower and its Subsidiaries. No portion of the proceeds of the Credit Extensions will be used for family, personal, agricultural or household use.

6.10 Hazardous Materials; Remediation.

(a) If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party, such Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, comply with each Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b) Borrower will provide Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent’s determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Change.

(c) If there is any conflict between this Section and any environmental indemnity agreement which is a Loan Document, the environmental indemnity agreement shall govern and control.

6.11 Power of Attorney. Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact, exercisable following the occurrence of an Event of Default, to: (a) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Borrower’s name, as Agent chooses); (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Agent or a third party as the Code permits. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated.

6.12 Further Assurances. Borrower shall, and shall cause each Credit Party to, promptly execute any further instruments and take further action as Agent reasonably requests to perfect or better perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement or any other Loan Document.

6.13 Minimum Revenue. Borrower shall maintain minimum Revenue (measured as of the last day of the last month of each testing period below) in at least the amount set forth for the corresponding measuring periods in the table below. Notwithstanding the foregoing, minimum Revenue will not be tested for any month in which a Streamline Period is in effect for the entirety of such month.

Trailing 12 Month Period Ending (except as noted below)	Minimum Revenue
Trailing 9 month period ending September 30, 2019	73% of Borrower’s projected trailing 9 month Revenue for the period ended September 30, 2019 as set forth in the Operating Budget

Trailing 10 month period ending October 31, 2019	73% of Borrower’s projected trailing 10 month Revenue for the period ended October 31, 2019 as set forth in the Operating Budget

Trailing 11 month period ending November 30, 2019	73% of Borrower’s projected trailing 11 month Revenue for the period ended November 30, 2019 as set forth in the Operating Budget

December 31, 2019	73% of Borrower’s projected trailing 12 month Revenue for the period ended December 31, 2019 as set forth in the Operating Budget

January 31, 2020	Greater of (i) 73% of Borrower’s projected trailing 12 month Revenue for the period ended January 31, 2020 as set forth in the Operating Budget and (ii) 73% of the projected Revenue in the 2020 Board approved plan for the 12 month period ended January 31, 2020

February 29, 2020	Greater of (i) 73% of Borrower’s projected trailing 12 month Revenue for the period ended February 29, 2020 as set forth in the Operating Budget and (ii) 73% of the projected Revenue in the 2020 Board approved plan for the 12 month period ended February 29, 2020

March 31, 2020	Greater of (i) 73% of Borrower’s projected trailing 12 month Revenue for the period ended March 31, 2020 as set forth in the Operating Budget and (ii) 73% of the projected Revenue in the 2020 Board approved plan for the 12 month period ended March 31, 2020

April 30, 2020	Greater of (i) 69% of Borrower’s projected trailing 12 month Revenue for the period ended April 30, 2020 as set forth in the Operating Budget and (ii) 69% of the projected Revenue in the 2020 Board approved plan for the 12 month period ended April 30, 2020

May 31, 2020	Greater of (i) 65% of Borrower’s projected trailing 12 month Revenue for the period ended May 31, 2020 as set forth in the Operating Budget and (ii) 65% of the projected Revenue in the 2020 Board approved plan for the 12 month period ended May 31, 2020

June 30, 2020	Greater of (i) 61% of Borrower’s projected trailing 12 month Revenue for the period ended June 30, 2020 as set forth in the Operating Budget and (ii) 61% of the projected Revenue in the 2020 Board approved plan for the 12 month period ended June 30, 2020

July 31, 2020	Greater of (i) 58% of Borrower’s projected trailing 12 month Revenue for the period ended July 31, 2020 as set forth in the Operating Budget and (ii) 58% of the projected Revenue in the 2020 Board approved plan for the 12 month period ended July 31, 2020

August 31, 2020	Greater of (i) 55% of Borrower’s projected trailing 12 month Revenue for the period ended August 31, 2020 as set forth in the Operating Budget and (ii) 55% of the projected Revenue in the 2020 Board approved plan for the 12 month period ended August 31, 2020

September 30, 2020	Greater of (i) 52% of Borrower’s projected trailing 12 month Revenue for the period ended September 30, 2020 as set forth in the Operating Budget and (ii) 52% of the projected Revenue in the 2020 Board approved plan for the 12 month period ended September 30, 2020

October 31, 2020	Greater of (i) 49% of Borrower’s projected trailing 12 month Revenue for the period ended October 31, 2020 as set forth in the Operating Budget and (ii) 49% of the projected Revenue in the 2020 Board approved plan for the 12 month period ended October 31, 2020

November 30, 2020	Greater of (i) 46% of Borrower’s projected trailing 12 month Revenue for the period ended November 30, 2020 as set forth in the Operating Budget and (ii) 46% of the projected Revenue in the 2020 Board approved plan for the 12 month period ended November 30, 2020

December 31, 2020	Greater of (i) 43% of Borrower’s projected trailing 12 month Revenue for the period ended December 31, 2020 as set forth in the Operating Budget and (ii) 43% of the projected Revenue in the 2020 Board approved plan for the 12 month period ended December 31, 2020

January 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended January 31, 2020 and (ii) 43% of the projected Revenue in the 2021 Board approved plan for the 12 month period ended January 31, 2021

February 28, 2021	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended February 29, 2020 and (ii) 43% of the projected Revenue in the 2021 Board approved plan for the 12 month period ended February 28, 2021

March 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended March 31, 2020 and (ii) 43% of the projected Revenue in the 2021 Board approved plan for the 12 month period ended March 31, 2021

April 30, 2021	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended April 30, 2020 and (ii) 43% of the projected Revenue in the 2021 Board approved plan for the 12 month period ended April 30, 2021

May 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended May 31, 2020 and (ii) 43% of the projected Revenue in the 2021 Board approved plan for the 12 month period ended May 31, 2021

June 30, 2021	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended June 30, 2020 and (ii) 43% of the projected Revenue in the 2021 Board approved plan for the 12 month period ended June 30, 2021

July 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended July 31, 2020 and (ii) 43% of the projected Revenue in the 2021 Board approved plan for the 12 month period ended July 31, 2021

August 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended August 31, 2020 and (ii) 43% of the projected Revenue in the 2021 Board approved plan for the 12 month period ended August 31, 2021

September 30, 2021	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended September 30, 2020 and (ii) 43% of the projected Revenue in the 2021 Board approved plan for the 12 month period ended September 30, 2021

October 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended October 31, 2020 and (ii) 43% of the projected Revenue in the 2021 Board approved plan for the 12 month period ended October 31, 2021

November 30, 2021	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended November 30, 2020 and (ii) 43% of the projected Revenue in the 2021 Board approved plan for the 12 month period ended November 30, 2021

December 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended December 31, 2020 and (ii) 43% of the projected Revenue in the 2021 Board approved plan for the 12 month period ended December 31, 2021

January 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended January 31, 2021 and (ii) 43% of the projected Revenue in the 2022 Board approved plan for the 12 month period ended January 31, 2022

February 28, 2022	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended February 28, 2021 and (ii) 43% of the projected Revenue in the 2022 Board approved plan for the 12 month period ended February 28, 2022

March 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended March 31, 2021 and (ii) 43% of the projected Revenue in the 2022 Board approved plan for the 12 month period ended March 31, 2022

April 30, 2022	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended April 30, 2021 and (ii) 43% of the projected Revenue in the 2022 Board approved plan for the 12 month period ended April 30, 2022

May 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended May 31, 2021 and (ii) 43% of the projected Revenue in the 2022 Board approved plan for the 12 month period ended May 31, 2022

June 30, 2022	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended June 30, 2021 and (ii) 43% of the projected Revenue in the 2022 Board approved plan for the 12 month period ended June 30, 2022

July 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended July 31, 2021 and (ii) 43% of the projected Revenue in the 2022 Board approved plan for the 12 month period ended July 31, 2022

August 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended August 31, 2021 and (ii) 43% of the projected Revenue in the 2022 Board approved plan for the 12 month period ended August 31, 2022

September 30, 2022	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended September 30, 2021 and (ii) 43% of the projected Revenue in the 2022 Board approved plan for the 12 month period ended September 30, 2022

October 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended October 31, 2021 and (ii) 43% of the projected Revenue in the 2022 Board approved plan for the 12 month period ended October 31, 2022

November 30, 2022	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended November 30, 2021 and (ii) 43% of the projected Revenue in the 2022 Board approved plan for the 12 month period ended November 30, 2022

December 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended December 31, 2021 and (ii) 43% of the projected Revenue in the 2022 Board approved plan for the 12 month period ended December 31, 2022

January 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended January 31, 2022 and (ii) 43% of the projected Revenue in the 2023 Board approved plan for the 12 month period ended January 31, 2023

February 28, 2023	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended February 28, 2022 and (ii) 43% of the projected Revenue in the 2023 Board approved plan for the 12 month period ended February 28, 2023

March 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended March 31, 2022 and (ii) 43% of the projected Revenue in the 2023 Board approved plan for the 12 month period ended March 31, 2023

April 30, 2023	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended April 30, 2022 and (ii) 43% of the projected Revenue in the 2023 Board approved plan for the 12 month period ended April 30, 2023

May 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended May 31, 2022 and (ii) 43% of the projected Revenue in the 2023 Board approved plan for the 12 month period ended May 31, 2023

June 30, 2023	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended June 30, 2022 and (ii) 43% of the projected Revenue in the 2023 Board approved plan for the 12 month period ended June 30, 2023

July 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended July 31, 2022 and (ii) 43% of the projected Revenue in the 2023 Board approved plan for the 12 month period ended July 31, 2023

August 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended August 31, 2022 and (ii) 43% of the projected Revenue in the 2023 Board approved plan for the 12 month period ended August 31, 2023

September 30, 2023	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended September 30, 2022 and (ii) 43% of the projected Revenue in the 2023 Board approved plan for the 12 month period ended September 30, 2023

October 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended October 31, 2022 and (ii) 43% of the projected Revenue in the 2023 Board approved plan for the 12 month period ended October 31, 2023

November 30, 2023	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended November 30, 2022 and (ii) 43% of the projected Revenue in the 2023 Board approved plan for the 12 month period ended November 30, 2023

December 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month Revenue for the period ended December 31, 2022 and (ii) 43% of the projected Revenue in the 2023 Board approved plan for the 12 month period ended December 31, 2023

6.14 Accounts Receivable.

(a) Schedules and Documents Relating to Accounts. Borrower shall deliver to Agent and each Lender transaction reports and schedules of collections, as provided in Section 6.2, on Agent’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Agent’s Lien and other rights in all of Borrower’s Accounts, nor shall Agent’s failure to advance or lend against a specific Account affect or limit Agent’s Lien and other rights therein. If requested by Agent, Borrower shall furnish Agent with copies (or, at Agent’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Agent, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

(b) Disputes. Borrower shall promptly notify Agent of all disputes or claims relating to Accounts in an amount, individually or in the aggregate, in excess of Three Hundred Thousand Dollars ($300,000.00). Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Agent in the regular reports provided to Agent; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed (A) prior to the occurrence of the Initial Audit, the lesser of Ten Million Dollars ($10,000,000.00) or the Borrowing Base or (B) after the occurrence of the Initial Audit, the lesser of the Revolving Line or the Borrowing Base.

(c) Collection of Accounts. Borrower shall direct all Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or via electronic deposit capture into a “blocked account” as specified by Agent (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Agent’s right to maintain a reserve pursuant to Section 6.14(d), all amounts received in the Cash Collateral Account shall be (i) when a Streamline Period is not in effect, applied to immediately reduce the Obligations under the Revolving Line (unless Agent, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts), or (ii) when a Streamline Period is in effect, transferred on a daily basis to Borrower’s operating account with Agent. Borrower hereby authorizes Agent to transfer to the Cash Collateral Account any amounts that Agent reasonably determines are proceeds of the Accounts (provided that Agent is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).

(d) Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Agent may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.14(c) above (including amounts otherwise required to be transferred to Borrower’s operating account with Agent when a Streamline Period is in effect) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.

(e) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower valued in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) individually and Five Hundred Thousand Dollars ($500,000.00) in the aggregate, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Agent, upon request from Agent. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Agent, and immediately notify Agent of the return of the Inventory.

(f) Verifications; Confirmations; Credit Quality; Notifications. Agent may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Agent or such other name as Agent may choose, and notify any Account Debtor of Agent’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit. Notwithstanding the foregoing, prior to the occurrence and during the continuance of an Event of Default, Bank shall notify Borrower prior to making direct contact with an Account Debtor.

(g) No Liability. Agent shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Agent be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Agent from liability for its own gross negligence or willful misconduct.

6.15 Online Banking.

(a) Utilize SVB’s online banking platform for all matters requested by Agent which shall include, without limitation (and without request by Agent for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

(b) Comply with the terms of SVB’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing SVB’s online banking platform are duly authorized to do so by an Administrator. Agent shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via SVB’s online banking platform and to further assume that any submissions or requests made via SVB’s online banking platform have been duly authorized by an Administrator.

6.16 Access to Collateral; Books and Records. Allow Agent and the Lenders or their agents, at reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books. The foregoing inspections and audits shall be conducted no more often than twice every twelve (12) months (or more frequently as Bank in its sole discretion determines that conditions warrant) unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000.00) per person per day (or such higher amount as shall represent Agent’s or the applicable Lender’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Agent schedule an audit more than eight (8) days in advance, and Borrower cancels or reschedules the audit with less than eight (8) days written notice to Agent, then (without limiting any of Agent’s or any Lender’s rights or remedies) Borrower shall pay Agent a fee of Two Thousand Dollars ($ 2,000.00) plus any out-of-pocket expenses incurred by Agent to compensate Agent for the anticipated costs and expenses of the cancellation or rescheduling. Notwithstanding the foregoing, the Initial Audit shall be completed within ninety (90) days after the Closing Date.

6.17 Post-Closing Deliverables. Borrower shall deliver to Agent, within thirty (30) days after the Closing Date, a bailee’ s waiver in favor of Agent for each location where Borrower maintains property with a third party, by each such third party, together with the duly executed signatures thereto.

7	NEGATIVE COVENANTS

Borrower shall not do, nor shall it permit any Credit Party to do, any of the following without the prior written consent of Agent and the Required Lenders:

7.1 Dispositions. Convey, sell, abandon, lease, license, transfer, assign or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”) all or any part of its business or property, except for (a) sales of Inventory in the Ordinary Course of Business; (b) sales or abandonment of worn-out or obsolete Equipment; (c) Permitted Liens; (d) Permitted Licenses; or (e) Transfers to a third party in connection with any rights which a Credit Party jointly holds with such third party in Intellectual Property which is developed after the date of this Agreement and which is permitted by clause (l) of the definition of Permitted Liens.

7.2 Changes in Business, Management, Ownership or Business Locations. (a) Engage in any business other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) enter into any transaction or series of related transactions which would result in a Change in Control; (d) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000.00) in Borrower’s assets or property and do not contain any of Borrower’s Books) without first delivering a fully-executed Access Agreement to Agent with respect to such new location that contains assets or property excluding drug Products or drug substances of Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or any of Borrower’s Books; (e) change its jurisdiction of organization; (f) change its organizational structure or type; (g) change its legal name; or (h) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person (including, without limitation, pursuant to a Division); provided, however, that a Subsidiary of Borrower may merge or consolidate into another Subsidiary that is a Borrower, so long as (a) Borrower has provided Agent with prior written notice of such transaction, (b) a Borrower shall be the surviving legal entity, (c) Borrower’s tangible net worth is not thereby reduced, and (d) no Event of Default is occurring prior thereto or arises as a result therefrom.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness.

7.5 Encumbrance. (a) Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, (b) permit any Collateral to fail to be subject to the first priority security interest granted herein, except Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent, or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Collateral or Intellectual Property, except as is otherwise permitted in the definition of “Permitted Liens” herein or by customary restrictions on the assignment of leases, licenses and other agreements that otherwise do not restrict the grant of security interests.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account, except pursuant to the terms of Section 6.6 hereof.

7.7 Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in common stock) or make any distribution or payment with respect to or redeem, retire or purchase or repurchase any of its equity interests (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans), or (b) directly or indirectly make any Investment (including, without limitation, any additional Investment in any Subsidiary) other than Permitted Investments.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Credit Party, except for (a) transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non- affiliated Person; (b) transactions with Subsidiaries that are designated as a Borrower hereunder and that are not otherwise prohibited by Section 7 of this Agreement; (c) transactions permitted by Section 7.7 of this Agreement; and (d) bona fide equity or bridge financings with Borrower’s investors, provided that any such bridge financings must satisfy the requirements of Subordinated Debt.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt other than as may be expressly permitted pursuant to the terms of any applicable subordination, intercreditor or similar agreement to which such Subordinated Debt is subject.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other Law or regulation, if the violation could reasonably be expected to have a Material Adverse Change; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11 Amendments to Organization Documents and Material Agreements. Amend, modify or waive any provision of (a) any Material Agreement, or (b) any of its organizational documents (other than a change in registered agents), in each case, without the prior written consent of Agent and Required Lenders if such amendment, modification or waiver would be materially adverse to the Lenders or would otherwise breach any provision of the Loan Documents. Borrower shall provide to Agent copies of all such amendments, waivers and modifications.

7.12 Compliance with Anti-Terrorism Laws. Directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Borrower shall immediately notify Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws.

7.13 2017 Convertible Note Indebtedness. (a) Make or permit any cash payments on any 2017 Convertible Note Indebtedness, except that Borrower may make cash interest payments up to seven percent (7.0%) per annum on the 2017 Convertible Note Indebtedness and payments of cash in lieu of any fractional shares of Borrower’s common stock upon conversion of any 2017 Convertible Note and (b) amend any provision in any document relating to the 2017 Convertible Note Indebtedness.

7.14 Additional Covenants for Flexion Therapeutics Securities Corporation (“FTSC”). Notwithstanding anything to the contrary herein or in any other Loan Document, so long as FTSC qualifies as a Massachusetts “securities corporation” under Massachusetts regulation 830 CMR63.28B.1, (i) FTSC will be permitted to engage in any activities permitted to be engaged in by a Massachusetts “securities corporation” but shall not be permitted to engage in any other operations or activities or any activities prohibited herein and (ii) FTSC shall not be required to become a co-Borrower or guarantee the Obligations of Borrower or grant any pledge and security interest in and to the assets of FTSC; provided further, that in the event that FTSC no longer qualifies as a Massachusetts “securities corporation” under Massachusetts regulation 830 CMR63.28B.1, FTSC shall take all such action as may be required by Collateral Agent or any Lender to cause FTSC to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to its assets.

8 ADDITIONAL COVENANTS.

8.1 Life Sciences Covenants.

(a) As used in this Agreement, the following terms have the following meanings:

“DEA” means the Drug Enforcement Administration of the United States of America, and any successor agency thereof.

“Drug Application ” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

“FDA” means the Food and Drug Administration of the United States of America, or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Material Intellectual Property” means all of Borrower’s Intellectual Property and license or sublicense agreements or other agreements with respect to rights in Intellectual Property that are material to the condition (financial or other), business or operations of Borrower, as reasonably determined by Agent.

“Patheon License Agreement” means that certain Manufacturing and Supply Agreement, dated as of July 31, 2015 by and between the Borrower and Patheon UK Limited, as in effect on the Closing Date without giving effect to any amendments, supplements or modifications thereof (i) that are not permitted pursuant to the terms of this Agreement or (ii) which expand the scope of the exclusive license rights granted by Borrower thereunder unless expressly consented to in writing by Agent and the Required Lenders.

“Permitted License” means (a) any non-exclusive license of Intellectual Property of Borrower or its Subsidiaries granted to third parties in the Ordinary Course of Business and that does not result in a legal transfer of title to the licensed property, (b) all licenses included in the pending Asset Purchase Agreement by and between Borrower and Xenon Pharmaceuticals, Inc., and (c)(i) the Patheon License Agreement (subject to the terms set forth in the definition thereof) and (ii) any license of Intellectual Property of Borrower or its Subsidiaries that does not result in a legal transfer of title to the licensed property and is exclusive solely as to discrete geographical areas outside of the United States, and in each of (a) and (b) is for fair value consideration.

“Products” means any products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries.

(b) Notwithstanding the terms of Section 7.1 of this Agreement to the contrary, Borrower shall be permitted to make Transfers in the form of Permitted Licenses.

(c) Borrower represents and warrants as follows at all times unless expressly provided below:

(i) Intellectual Property and License Agreements. A list of all of Material Intellectual Property (including Material Intellectual Property constituting Permitted Licenses) of each Credit Party, as of the Closing Date and, as updated pursuant to Section 8.1(d), is set forth on Perfection Certificate, which indicates, for each item of property: (i) the name of the Credit Party owning such Intellectual Property or licensee to such license agreement; (ii) the Credit Party’s identifier for such property (i.e., name of patent, license, etc.), (iii) whether such property is Intellectual Property (or application therefor) owned by a Credit Party or is property to which a Credit Party has rights pursuant to a license agreement, and (iv) the issue date, application date, or filing-registration date of such Intellectual Property. In the case of any Material Intellectual Property that is a license agreement, the Perfection Certificate further indicates, for each: (A) the name and address of the licensor and licensee, (B) the name and date of the agreement pursuant to which such item of

Material Intellectual Property is licensed, and (C) whether or not such license agreement grants an exclusive license to a Credit Party or, in the case of an out-license, to another Person. Except as noted on the Perfection Certificate, each Credit Party is the sole owner of its Intellectual Property, except for Permitted Licenses granted to its customers in the Ordinary Course of Business. To Borrower’s knowledge, each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party.

(ii) Regulatory Status.

(A) Without limiting the generality of Section 8.1 above, with respect to any Product being tested or manufactured, Borrower and its Subsidiaries have received, and such Product is the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of Borrower, and Borrower and its Subsidiaries have not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of (i) Borrower’s or such Subsidiary’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws and/or the Required Permits related to the manufacture of such Product, or (ii) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease.

(B) Without limiting the generality of Section 8.1 above, with respect to any Product marketed or sold by Borrower or its Subsidiaries, Borrower and its Subsidiaries have received, and such Product is the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by Borrower or its Subsidiaries, and Borrower and its Subsidiaries have not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace.

(C) Without limiting the generality of Section 8.1 above, (i) there have been no adverse clinical test results in connection with a Product which have or could reasonably be expected to result in a Material Adverse Change, and (ii) there have been no Product recalls or voluntary Product withdrawals from any market.

(D) Borrower and its Subsidiaries have not experienced any significant failures in its manufacturing of any Product such that the amount of such Product successfully manufactured by Borrower or its Subsidiaries in accordance with all specifications thereof and the required payments related thereto in any month shall decrease significantly with respect to the quantities of such Product produced in the prior month.

(d) Borrower covenants and agrees as follows:

(i) Borrower shall (A) protect, defend and maintain the validity and enforceability of any Intellectual Property material to Borrower’s business; (B) promptly advise Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (C) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(ii) In connection with the development, testing, manufacture, marketing or sale of each and any Product by a Credit Party, such Credit Party shall comply fully and completely in all respects with all Required Permits at all times issued by any Governmental Authority the noncompliance with which could have a Material Adverse Change, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by such Credit Party as such activities are at any such time being conducted by such Credit Party.

(iii) (A) Contemporaneously with delivery of each Compliance Certificate required pursuant to Section 6.2(d), Borrower shall notify Agent of any new material Intellectual Property that constitutes Material Intellectual Property, or (B) provide written notice to Agent within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such commercially reasonable steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s and the Lenders’ rights and remedies under this Agreement and the other Loan Documents.

(e) In addition to the events listed in Article 10, any one of the following shall also constitute an Event of Default under this Agreement: the institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries from manufacturing, marketing, selling or distributing any Product or Product category, which in each case could result in a Material Adverse Change (b) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries, which, in each case, could result in Material Adverse Change, (c) the commencement of any enforcement action against Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries (with respect to the business of Borrower or its Subsidiaries) by DEA, FDA, or any other Governmental Authority, (d) the recall of any Products from the market, the voluntary withdrawal of any Products from the market, or actions to discontinue the sale of any Products, which in each case could result in a Material Adverse Change or (e) the occurrence of adverse test results in connection with a Product which could result in Material Adverse Change.

9 RESERVED.

10 EVENTS OF DEFAULT

10.1 Events of Default. The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default” and Credit Parties shall thereupon be in default under this Agreement and each of the other Loan Documents:

(a) Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, (b) pay any invoice for audit or inspection fees or other Lenders’ Expenses within ten (10) days of Borrower’s receipt of such invoice, or (c) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 10.2 hereof);

(b) (i) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.8, 6.9, 6.11, 6.13, 6.14, 6.15, 6.16, or 6.17 or violates any covenant in Section 7 or Section 8; or (ii) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 10) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (i) above;

(c) Any representation, warranty, certification or statement made by any Credit Party or any other Person in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(d) (i) any Credit Party defaults under any Material Agreement (after any applicable grace period contained therein), or a Material Agreement shall be terminated by a third party or parties party thereto prior to the expiration thereof, or there is a loss of a material right of a Credit Party under any Material Agreement to which it is a party, (ii) (A) any Credit Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Credit Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Five Hundred Thousand Dollars ($500,000.00) (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iii) any Credit Party defaults (beyond any applicable grace period) under any obligation for payments due or otherwise under any lease agreement that meets the criteria for the requirement of an Access Agreement under Section 7.2 or for which an Access Agreement exists or was required to be delivered, (iv) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations or the occurrence of any event requiring the prepayment of any Subordinated Debt (other than conversion into equity), (v) any Borrower makes any payment on account of any Indebtedness that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination, or (vi) the occurrence of any event of default under any terms or provisions of any 2017 Convertible Note (except for an event of default relating to the failure by Borrower to comply with its obligations under “Description of Notes— Reports” to the extent and only for so long as the 2017 Convertible Notes are not subject to acceleration due to Borrower’s election to pay additional interest in accordance with the terms thereof) (so long as such language is consistent with the Offering Memorandum), the occurrence of any event requiring the prepayment of any 2017 Convertible Notes, or the occurrence of any event or circumstance that gives rise to a requirement, or that gives the holders of the 2017 Convertible Notes the right to require, that the Borrower repurchase or otherwise prepay all or any portion of the 2017 Convertible Notes; provided that this clause (vi) shall not apply to any conversions of the 2017 Convertible Notes and the occurrence of any conversion trigger that results in the 2017 Convertible Notes becoming convertible, so long as any such conversions can be settled by the Borrower by delivery of shares of Borrower’s common stock and payments cash in lieu of fractional shares;

(e) (i) any Credit Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Credit Party, either such proceedings shall remain undismissed or unstayed for a period of thirty (30) days or more or any action sought in such proceedings shall occur or (iii) any Credit Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;

(f) (i) The service of process seeking to attach, execute or levy upon, seize or confiscate any Collateral Account, any Intellectual Property, or any funds of any Credit Party on deposit with Agent, any Lender or any Affiliate of Agent or any Lender, or (ii) a notice of lien, levy, or assessment is filed against any assets of a Credit Party by any government agency, and the same under subclauses (i) and (ii) hereof are not discharged or stayed (whether through the posting of a bond or otherwise) prior to the earlier to occur of ten (10) days after the occurrence thereof or such action becoming effective;

(g) (i) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business, (ii) the institution by any Governmental Authority of criminal proceedings against any Credit Party, or (iii) one or more judgments or orders for the payment of money (not paid or fully covered by insurance and as to which the relevant insurance company has acknowledged coverage in writing) aggregating in excess of Three Hundred Thousand Dollars ($300,000.00) shall be rendered against any or all Credit Parties and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (B) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(h) any Lien created by any of the Loan Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert; any provision of any Loan Document shall fail to be valid and binding on, or enforceable against, a Credit Party, or any Credit Party shall so assert;

(i) A Change in Control occurs of any Credit Party;

(j) Any Required Permit shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the Ordinary Course of Business for a full term, or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Required Permit or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of any Credit Party to hold such Required Permit in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of any Credit Party to hold any Required Permit in any other jurisdiction;

(k) Borrower’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange;

(l) The occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Change; or

(m) Agent determines, based on information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more financial covenants in this Agreement during the next succeeding financial reporting period.

Notwithstanding the foregoing, if a Credit Party fails to comply with any same provision of this Agreement two (2) times in any twelve (12) month period and Agent has given to any Borrower in connection with each such failure any notice to which Borrower would be entitled under this Section before such failure could become an Event of Default, then all subsequent failures by a Credit Party to comply with such provision of this Agreement shall effect an immediate Event of Default (without the expiration of any applicable cure period) with respect to all subsequent failures by a Credit Party to comply with such provision of this Agreement, and Agent thereupon may exercise any remedy set forth in this Article 10 without affording Borrower any opportunity to cure such Event of Default.

All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Loan Documents under which the default occurred.

10.2 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the written direction of any Lender shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to any Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 10.1(e) occurs all Obligations shall be immediately due and payable without any action by Agent or the Lenders), or (iii) by notice to any Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between any Credit Party and Agent and/or the Lenders (but if an Event of Default described in Section 10.1(e) occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders shall be immediately terminated without any action by Agent or the Lenders).

(b) Without limiting the rights of Agent and Lenders set forth in Section 10.2(a) above, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, without notice or demand, to do any or all of the following:

(i) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, and foreclose upon and/or sell, lease or liquidate, the Collateral, in whole or in part;

(ii) apply to the Obligations (a) any balances and deposits of any Credit Party that Agent or any Lender or any Affiliate of Agent or a Lender holds or controls, or (b) any amount held or controlled by Agent or any Lender or any Affiliate of Agent or a Lender owing to or for the credit or the account of any Credit Party;

(iii) settle, compromise or adjust and grant releases with respect to disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing any Credit Party money of Agent’s security interest in such funds, and verify the amount of such Account;

(iv) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may also render any or all of the Collateral unusable at a Credit Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(v) pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred;

(vi) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) and, in connection with Agent’s exercise of its rights under this Article 10, Borrower’s rights under all licenses and all franchise agreements shall be deemed to inure to Agent for the benefit of the Lenders;

(vii) place a “hold” on any account maintained with Agent or the Lenders or any Affiliate of Agent or a Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(viii) demand and receive possession of the Books of Borrower and the other Credit Parties; and

(ix) exercise all other rights and remedies available to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

10.3 Notices. Any notice that Agent is required to give to a Credit Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least five (5) days prior to such action.

10.4 Protective Payments. If any Credit Party fails to pay or perform any covenant or obligation under this Agreement or any other Loan Document, Agent may pay or perform such covenant or obligation, and all amounts so paid by Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the then highest applicable rate for the Credit Facilities hereunder, and secured by the Collateral. No such payments or performance by Agent shall be construed as an agreement to make similar payments or performance in the future or constitute Agent’s waiver of any Event of Default.

10.5 Liability for Collateral No Waiver; Remedies Cumulative. So long as Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent and the Lenders, Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral. Agent’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Agent and then is only effective for the specific instance and purpose for which it is given. Agent’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Agent has all rights and remedies provided under the Code, by Law, or in equity. Agent’s exercise of one right or remedy is not an election, and Agent’s waiver of any Event of Default is not a continuing waiver. Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

10.6 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (i) Borrower, for itself and the other Credit Parties, irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower and the Credit Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (ii) unless the Agent and the Lenders shall agree otherwise (including in the Lender Intercreditor Agreement), the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of the Credit Parties owing to Agent or any Lender under the Loan Documents. Borrower shall remain fully liable for any deficiency. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. Unless the Agent and the Lenders shall agree otherwise, in carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

10.7 Waivers.

(a) Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents and hereby ratifies and confirms whatever Agent or Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s entry upon the premises of a Borrower, the taking possession or control of, or to Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

(b) Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Loan Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c) To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Credit Facilities or to any subsequent disbursement of Credit Extensions, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future Credit Extensions and Agent may at any time after such acquiescence require Borrower to comply with all such requirements. Any forbearance by Agent or a Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Credit Facilities, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Loan Documents or as a reinstatement of the Obligations or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Loan Documents. Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Obligations, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Loan Documents.

(d) Without limiting the generality of anything contained in this Agreement or the other Loan Documents, each Borrower agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrowers and the Loan Documents and other security instruments or agreements securing the Obligations have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrowers’ obligations under the Loan Documents.

(e) Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. Nothing contained herein or in any other Loan Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrowers’ obligations under the Loan Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrowers’ obligations under the Loan Documents. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

10.8 Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Loan Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Loan Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Loan Document executed by such Credit Party.

11 NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Agent, Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section.

If to Borrower:

Flexion Therapeutics, Inc.

10 Mall Road, Suite 301

Burlington, MA 01803

Attention: David Arkowitz

E-Mail: darkowitz@flexiontherapeutics.com

With a copy to:

Mark Levine

E-Mail: mlevine@flexiontherapeutics.com

Fax: 781-202-3399

If to Agent or SVB:

Silicon Valley Bank

275 Grove Street, Suite 2-200

Newton, Massachusetts 02466

Attn: Lauren Cole

Email: lcole@svb.com

with a copy to:

Morrison & Foerster LLP

200 Clarendon Street, 20th Floor

Boston, Massachusetts 02116

Attn: David A. Ephraim, Esquire

Email: DEphraim@mofo.com

If to MidCap (or any of its Affiliates or Approved Funds) as a Lender:

MidCap Financial Trust

c/o MidCap Financial Services,

LLC, as servicer 7255

Woodmont Ave, Suite 200

Bethesda, MD 20814

Attn: Account Manager for Flexion transaction

Facsimile: 301-941-1450

Email: notices@midcapfinancial.com

With a copy to:

MidCap Financial Trust

c/o MidCap Financial Services, LLC, as

servicer 7255 Woodmont Ave, Suite 200

Bethesda, MD 20814 Attn: Legal

Facsimile: 301-941-1450

Email: legalnotices@midcapfinancial.com

12 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

12.1 THIS AGREEMENT, EACH SECURED PROMISSORY NOTE AND EACH OTHER LOAN DOCUMENT, AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH LOAN DOCUMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO, THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. BORROWER EXPRESSLY SUBMITS AND CONSENTS

IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN ARTICLE 11 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

12.2 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.3 Borrower, Agent and each Lender agree that each Credit Extension (including those made on the Closing Date) shall be deemed to be made in, and the transactions contemplated hereunder and in any other Loan Document shall be deemed to have been performed in, the State of New York.

13 GENERAL PROVISIONS

13.1 Successors and Assigns.

(a) This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Agent’s and each Lender’s prior written consent (which may be granted or withheld in Agent’s or such Lender’s discretion). Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Applicable Commitment and Credit Extensions, together with all related obligations of such Lender hereunder. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent, executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require. Notwithstanding anything set forth in this Agreement to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. If requested by Agent, Borrower agrees to (a) execute any documents reasonably required to effectuate and acknowledge each assignment of an Applicable Commitment or Credit Extension to an assignee hereunder, (b) make Borrower’s management available to meet with Agent and prospective participants and assignees of Applicable Commitments or Credit Extensions and (c) assist Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of an Applicable Commitment or Credit Extension reasonably may request.

(b) From and after the date on which the conditions described above have been met, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, shall be released from its rights and obligations hereunder (other than those that survive termination). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective assignment agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) secured notes in the aggregate principal amount of the Eligible Assignee’s Credit Extensions or Applicable Commitments (and, as applicable, secured promissory notes in the principal amount of that portion of the principal amount of the Credit Extensions or Applicable Commitments retained by the assigning Lender).

(c) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Palo Alto, California a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount (and stated interest) of the Credit Extensions owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in such Register shall be conclusive, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Registers shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Borrower and the Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person (including Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a participant register.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Credit Extensions (including any Secured Promissory Notes evidencing such Credit Extensions) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Credit Extensions shall be transferable only upon notation of such transfer in the Register, or the applicable Participant Register, and no assignment, or participation, thereof shall be effective until recorded therein. This Agreement shall be construed so that the Credit Extensions are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and Section 5f.103-1(c) of the United States Treasury Regulations.

13.2 Indemnification.

(a) Each Borrower hereby agrees to promptly pay (i) all costs and expenses of Agent and Lenders (including, without limitation, the reasonable fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent or Lenders) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Loan Documents, in connection with the performance by Agent of its rights and remedies under the Loan Documents and in connection with the continued administration of the Loan Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents, and (B) any periodic public record searches conducted by or at the request of Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons); (ii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Loan Documents; (iii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Loan Document, and (C)

any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents; (iv) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the Credit Extensions to be made hereunder; and (v) all costs and expenses incurred by Agent or Lenders in connection with any litigation, dispute, suit or proceeding relating to any Loan Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Loan Documents, whether or not Agent or Lenders are a party thereto.

(b) Each Borrower hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Credit Facilities, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c) Notwithstanding any contrary provision in this Agreement, the obligations of Borrowers under this Section 13.2 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY OR TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

13.3 Time of Essence. Time is of the essence for the payment and performance of the Obligations in this Agreement.

13.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.5 Correction of Loan Documents. Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

13.6 Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

13.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

13.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 13.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run. All powers of attorney and appointments of Agent or any Lender as Borrower’s attorney in fact hereunder, and all of Agent’s and Lenders’ rights and powers in respect thereof, are coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed and Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

13.9 Confidentiality. In handling any confidential information of Borrower, each of the Lenders and Agent shall use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, but disclosure of information may be made: (a) to the Lenders’ and Agent’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, the Lender holding such Credit Extension shall use commercially reasonable efforts to obtain any prospective transferee’s or purchaser’s agreement to confidentiality terms with such Lender similar in scope to this Section 13.9); (c) as required by Law, regulation, subpoena, order or other legal, administrative, governmental or regulatory request; (d) to regulators or as otherwise required in connection with an examination or audit, or to any nationally recognized rating agency; (e) as Agent or any Lender considers appropriate in exercising remedies under the Loan Documents; (f) to financing sources that are advised of the confidential nature of such information and are instructed to keep such information confidential (provided, however, the Lender holding such Credit Extensions shall use commercially reasonable efforts to obtain any such financing source’s agreement to confidentiality terms with such Lender similar in scope to this Section 13.9); (g) to third party service providers of the Lenders and/or Agent so long as such service providers are bound to such Lender or Agent by obligations of confidentiality similar in scope to this Section 13.9; (h) to the extent necessary or customary for inclusion in league table measurements; and in connection with any litigation or other proceeding to which such Lender or Agent or any of their Affiliates is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Affiliates referring to a Lender or Agent or any of their Affiliates. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent through no breach of this Section 13.9 by Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information. Agent and/or Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Agent and/or Lenders, as applicable, do not disclose Borrower’s identity or the identity of any Person associated with Borrower unless otherwise permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 13.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13.9.

13.10 Right of Set-off. Borrower hereby grants to Agent and to each Lender, a lien, security interest and right of set-off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or the Lenders or any entity under the control of Agent or the Lenders (including an Agent or Lender Affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or the Lenders may set-off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH

RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET-OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.11 Publicity. Borrower will not directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law, subpoena or judicial or similar order, in which case Borrower shall endeavor to give Agent prior written notice of such publication or other disclosure. Each Lender and Borrower hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication. In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, such authorization shall be subject to such Lender providing Borrower and the other Lenders with an opportunity to review and confer with such Lender regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require Borrower’s approval.

13.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.13 Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement or the other Loan Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.

13.14 Amendments; Required Lenders; Interlender Matters.

(a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom (in each case, other than amendments, waivers, approvals or consents deemed ministerial by Agent), shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and Required Lenders. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the “Lenders” shall require the written consent of Required Lenders.

(b) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document shall, unless in writing and signed by Agent and by each Lender directly affected thereby: (i) increase or decrease the Applicable Commitment of any Lender (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder, (iii) postpone the date fixed for or waive any payment of principal of or interest on any Credit Extension, or any fees or reimbursement obligation hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of any of the Intellectual Property, in each case, except as otherwise expressly permitted in the Loan Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of Agent securing the Obligations (which shall be deemed to affect all Lenders, except as otherwise provided below), (vi) release a Credit Party from, or consent to a Credit Party’s assignment or delegation of, such Credit Party’s obligations hereunder and under the other Loan Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive this Section 13.14(b) or the definition of “Required Lenders” or “Pro Rata Share” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender. For purposes of the foregoing, no Lender shall be deemed affected by (i) waiver of the imposition of the Default Rate or imposition of the Default Rate to only a portion of the Obligations, (ii) waiver of the accrual of late charges, (iii) waiver of any fee solely payable to Agent under the Loan Documents, (iv) subordination of a lien granted in favor of Agent provided such subordination is limited to equipment being financed by a third party providing Permitted Indebtedness. Notwithstanding the foregoing, no amendment or modification shall, unless in writing and signed by all Revolving Line Lenders, amend or modify the definitions of “Borrowing Base” and “Availability Amount”, amend, modify or waive the conditions precedent set forth in Section 3.2 and/or Section 3.3 applicable to the Revolving Line, or amend modify or waive any other provision having the effect of increasing the Availability Amount.

(c) Agent shall not grant its written consent to any deviation or departure by Borrower or any Credit Party from the provisions of Article 7 without the prior written consent of the Required Lenders. Required Lenders shall have the right to direct Agent to take any action described in Section 10.2(b). Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all remedies referenced in Section 10.2 without the written consent of Required Lenders following the occurrence of an “Exigent Circumstance” (as defined below). All matters requiring the satisfaction or acceptance of Agent in the definition of Subordinated Debt shall further require the satisfaction and acceptance of each Required Lender. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. As used in this Section, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

13.15 Borrower Liability. If there is more than one entity comprising Borrower, then (a) any Borrower may, acting singly, request Credit Extensions hereunder, (b) each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder, (c) each Borrower shall be jointly and severally obligated to pay and perform all obligations under the Loan Documents, including, but not limited to, the obligation repay all Credit Extensions made hereunder and all other Obligations, regardless of which Borrower actually receives said Credit Extensions, as if each Borrower directly received all Credit Extensions, (d) each Borrower waives any suretyship defenses available to it under the Code or any other applicable law, and (2) any right to require the Lenders or Agent to: (A) proceed against any Borrower or any other person; (B) proceed against or exhaust any security; or (C) pursue any other remedy. The Lenders or Agent may exercise or not exercise any right or remedy they have against any Credit Party or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any other Credit Party’s liability or any Lien against any other Credit Party’s assets. Notwithstanding any other provision of this Agreement or other related document, until payment in full of the Obligations and termination of the Applicable Commitments, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of the Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Credit Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Credit Party with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Credit Party with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Credit Party in contravention of this Section, such Credit Party shall hold such payment in trust for the Lenders and Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

13.16 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.17 USA PATRIOT Act Notification. Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Agent or such Lender, as applicable, to identify Borrower in accordance with the USA PATRIOT Act.

13.18 Effect of Amendment and Restatement. This Agreement is intended to and does completely amend and restate, without novation, the Prior Agreement, which shall be terminated on the Closing Date of this Agreement. Notwithstanding the foregoing, all security interests granted by Borrower under the Prior Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

14 AGENT

14.1 Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agent and Lenders and none of Credit Parties nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. The duties of Agent shall be mechanical and administrative in nature. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Loan Documents and all other purposes stated therein, (ii) manage, supervise and otherwise deal with the Collateral, (iii) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Loan Documents, (iv) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Loan Documents, applicable law or otherwise, and (v) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

14.2 Successor Agent.

(a) Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) fifty percent (50.0%) or more of the Credit Extensions or Applicable Commitments then held by Agent (in its capacity as a Lender), in each case without the consent of the Lenders or Borrower. Following any such assignment, Agent shall give notice to the Lenders and Borrower. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b) Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

(c) Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this subsection (c)). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

15 DEFINITIONS

All terms used herein which are defined by the Code shall have the same meanings as assigned to them by the Code unless and to the extent varied by this Agreement. In addition to any terms defined in Sections 2.3, 2.4 or 2.5 hereof, or in Articles 8 or 9 hereof, or in any schedule or exhibit attached hereto, as used in this Agreement, the following terms have the following meanings:

“2017 Convertible Notes” shall have such meaning as specified in the Prior Loan Agreement.

“Access Agreement” means a landlord consent, bailee letter or warehouseman’s letter, in form and substance reasonably satisfactory to Agent, in favor of Agent executed by such landlord, bailee or warehouseman, as applicable, for any third party location.

“Account” means any “account”, as defined in the Code, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor”, as defined in the Code, with such additions to such term as may hereafter be made.

“Administrator” is an individual that is named:

(a) as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in SVB’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

(b) as an Authorized Signer of Borrower in an approval by the Board.

“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.

“Affiliate” means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” has the meaning given it in the preamble of this Agreement.

“Agreement” has the meaning given it in the preamble of this Agreement.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Applicable Commitment ” means, for any Lender, the obligation of such Lender to make a Credit Extension as and when available, up to the principal amount shown on Schedule 1.

“Applicable Commitments” means the aggregate amount of such commitments of all Lenders

“Applicable Commitment Percentage” means, as to any Lender at any time, the percentage (carried out to the fourth decimal place) of the Applicable Commitments represented by such Lender’s Applicable Commitment at such time. The initial Applicable Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances; provided that prior to the occurrence of the Initial Audit, the Availability Amount shall not exceed Ten Million Dollars ($10,000,000.00).

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by SVB or its Affiliates, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in the various agreements of SVB and its Affiliates related thereto (each a “Bank Services Agreement”).

“Bank Services Agreement” has the meaning given it in the definition of Bank Services.

“Blocked Person” means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board” is Borrower’s board of directors.

“Borrower” has the meaning given it in the preamble of this Agreement.

“Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as determined by Agent from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Agent based upon information received by Agent including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Agent has the right, after consultation with and notice to Borrower, to decrease the foregoing percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Borrowing Base Report” is that certain report of the value of certain Collateral in the form specified by Agent and Lenders to Borrower from time to time.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent may conclusively rely on such certificate unless and until such Person shall have delivered to Agent a further certificate canceling or amending such prior certificate.

“Books” means all of books and records of a Person, including ledgers, federal and state tax returns, records regarding the Person’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day that is not (a) a Saturday or Sunday or (b) a day on which Agent is closed.

“Cash Collateral Account” has the meaning given it in Section 6.14(c).

“Change in Control” means any event, transaction, or occurrence as a result of which (a) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding securities of each of its Subsidiaries; (b) the occurrence of any “change in control” or any term of similar effect under any Subordinated Debt Document; (c) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding voting capital stock (or other voting equity interest) of each of its Subsidiaries; (d) any sale, license (other than Permitted Licenses), or other disposition of all or substantially all of the assets of Borrower; (e) any reorganization, consolidation, merger or other transaction or series of related transactions in which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, the power to control the management of Borrower, or to control the equity interests of Borrower entitled to vote for members of the board of directors of Borrower on a fully- diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing fifty percent (50.0%) or more of the combined voting power of such securities (other than any Person who is a stockholder of Borrower as of the Closing Date or an affiliate thereof); or (f) both of the chief executive officer and the chief medical officer of Borrower as of the date hereof shall cease to be involved in the day to day operations (including research development) or management of the business of Borrower, and an interim replacement of such officer approved by Borrower’s board of directors is not appointed on terms reasonably acceptable to Borrower’s board of directors within 90 days of such cessation or involvement.

“Closing Date” has the meaning given it in the preamble of this Agreement.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the other Loan Documents, including, without limitation, all of the property described in Exhibit A hereto.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account.

“Commodity Account” means any “commodity account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Communication” has the meaning given it in Article 11.

“Compliance Certificate” means a certificate, duly executed by an authorized officer of Borrower, appropriately completed and substantially in the form of Exhibit B.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement ” means any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account or Commodity Account.

“Credit Extension” is any Advance, Overadvance, Term Loan Advance, or any other extension of credit by any Lender for Borrower’s benefit.

“Credit Facility” means a credit facility specified on the Credit Facility Schedule.

“Credit Party” means any Borrower, any Guarantor under a guarantee of the Obligations or any part thereof, and any other Person (other than Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Loan Document, and any Person whose equity interests or portion thereof have been pledged or hypothecated to Agent under any Loan Document; and “Credit Parties” means all such Persons, collectively.

“Default” means any fact, event or circumstance which with notice or passage of time or both, could constitute an Event of Default.

“Default Rate” has the meaning given it in Section 2.4(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is “Borrower’s Deposit Account, account number ending in—87641 maintained with SVB.

“Disbursement Letter” means that certain form attached hereto as Exhibit D, as the same may be from time to time revised by Agent.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” and “$” each means lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Agent at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Eligible Accounts” means Accounts owing to Borrower which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5, that have been, at the option of Agent, confirmed in accordance with Section 6.14(f) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Agent in its good faith business judgment. Agent reserves the right, after consultation with and written notice to Borrower, at any time after the Closing Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Agent and Revolving Line Lenders otherwise agree in writing, Eligible Accounts shall not include:

(a) Accounts (i) for which the Account Debtor is Borrower’s Affiliate, officer, employee, investor, or agent, or (ii) that are intercompany Accounts;

(b) Accounts that the Account Debtor has not paid within one hundred thirty-five (135) days of invoice date regardless of invoice payment period terms;

(c) Accounts with credit balances over one hundred thirty-five (135) days from invoice date;

(d) Accounts owing from an Account Debtor if fifty percent (50.0%) or more of the Accounts owing from such Account Debtor have not been paid within one hundred thirty-five (135) days of invoice date;

(e) Accounts owing from an Account Debtor (i) which does not have its principal place of business in the United States or (ii) whose billing address (as set forth in the applicable invoice for such Account) is not in the United States, unless in the case of both (i) and (ii) such Accounts are otherwise approved by Agent and the Revolving Line Lenders in writing in its sole and absolute discretion, on a case by case basis;

(f) Accounts billed from and/or payable to Borrower outside of the United States (sometimes called foreign invoiced accounts) or in a currency other than United States dollars;

(g) Accounts in which Agent does not have a first priority, perfected security interest under all applicable laws;

(h) Accounts billed and/or payable in a Currency other than Dollars;

(i) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise—sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(j) Accounts with or in respect of accruals for marketing allowances, incentive rebates, price protection, cooperative advertising and other similar marketing credits, only to the extent of such allowances, incentive rebates, price protection, cooperative advertising and other similar marketing credits, unless otherwise approved by Agent in writing;

(k) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Agent and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(l) Accounts with customer deposits and/or with respect to which Borrower has received an upfront payment, to the extent of such customer deposit and/or upfront payment;

(m) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(n) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(o) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(p) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(q) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(r) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Agent, Borrower, and the Account Debtor have entered into an agreement acceptable to Agent wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(s) Accounts for which the Account Debtor has not been invoiced;

(t) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(u) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond one hundred thirty-five (135) days (including Accounts with a due date that is more than one hundred thirty-five (135) days from invoice date);

(v) Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor, only to the extent of such chargebacks, debit memos or other payment deductions;

(w) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(x) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding (whether voluntary or involuntary), or becomes insolvent, or goes out of business;

(y) Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(z) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed fifty percent (50.0%) of all Accounts, for the amounts that exceed that percentage, unless Agent and Lenders approve in writing;

(aa) Accounts subject to privileged attorney client communication; and

(bb) Accounts for which Agent in its good faith business judgment, after consultation with Borrower, determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent (subject to the terms of the Lender Intercreditor Agreement); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include any Credit Party or any Subsidiary of a Credit Party. Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.

“Equipment” means all “equipment”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

“Event of Default” has the meaning given it in Section 10.1.

“Exigent Circumstance” has the meaning given it in Section 13.14.

“FATCA” means Sections 1471 through 1474 of the IRC (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Final Payment” is a payment (in addition to and not in substitution for the regular monthly payments of principal plus accrued interest) equal to the original principal amount of the Term Loan Advance extended by the Lenders to Borrower hereunder multiplied by four and three-quarters of one percent (4.75%) due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the repayment of the Term Loan Advance, (c) as required pursuant to Section 2.3(d) or 2.3(e), or (d) the termination of this Agreement.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Lender” has the meaning given it in Section 2.4(f)(iii).

“Funding Date” means any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including, without limitation, key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self- regulatory organization.

“Guarantor” means any present or future guarantor of the Obligations.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above- ground storage tanks, whether empty or containing any substance; any substance the presence of which is prohibited by any Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. §

9601(33); any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by- products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Indebtedness” means (a) indebtedness for borrowed money (including the Obligations) or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person, (j) obligations arising under non-compete agreements, (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business, and (l) Contingent Obligations.

“Indemnitee” has the meaning given it in Section 13.2.

“Initial Audit” is Agent’s inspection of Borrower’s Accounts, the Collateral, and Borrower’s Books, with results satisfactory to Agent in its sole and absolute discretion.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Inventory” means all “inventory”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any acquisition (including through licensing) of all or substantially all of the assets of another Person, or of any business, Product, business line or product line, division or other unit operation of any Person, or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

“IRC” means the United States Internal Revenue Code of 1986 as amended and the regulations promulgated thereunder.

“Joinder Requirements” has the meaning set forth in Section 6.8.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidance, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance.

“Lender” and “Lenders” has the meaning given it in the preamble of this Agreement, including, without limitation or duplication, each Revolving Line Lender and each Term Loan Lender.

“Lender Intercreditor Agreement” is, collectively, any and all intercreditor agreement, master arrangement agreement or similar agreement by and among MidCap Lender, MidCap Term Loan Lender, and SVB, as each may be amended from time to time in accordance with the provisions thereof.

“Lenders’ Expenses” are all of Agent’s and the Lenders’ audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

“Liquidity” is the aggregate amount of unrestricted and unencumbered cash and cash equivalents of Borrower maintained with SVB that are subject to a first priority perfected lien in favor of Agent on behalf of Lenders.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the Pledge Agreement, the Lender Intercreditor Agreement, each Disbursement Letter, any Bank Services Agreement, any Control Agreement, any Access Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement by Borrower with or for the benefit of Agent and the Lenders in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Agreement” means (i) the agreements listed in the Perfection Certificate, (ii) each agreement or contract to which a Credit Party is a party involving the receipt or payment of amounts in the aggregate exceeding Three Hundred Thousand Dollars ($300,000.00) per year (excluding (a) any agreement or contract that involves payment by the Borrower to another party for materials, supplies, equipment or services in the Ordinary Course of Business, (b) employment offers or employment agreements, (c) contract manufacturing agreements, and (d) clinical research organization agreements, but specifically including all such agreements relating to licensure of Intellectual Property) and (iii) any agreement or contract to which such Credit Party or its Subsidiaries is a party the termination of which could reasonably be expected to result in a Material Adverse Change.

“Material Indebtedness” has the meaning given it in Section 10.1.

“Maturity Date” means the Revolving Line Maturity Date and/or the Term Loan Maturity Date, as applicable.

“Maximum Lawful Rate” has the meaning given it in Section 2.4(e).

“MidCap” has the meaning given it in the preamble of this Agreement.

“MidCap Lender” has the meaning given it in the preamble of this Agreement.

“MidCap Term Loan Lender” has the meaning given it in the preamble of this Agreement.

“Monthly Financial Statements” has the meaning given it in Section 6.2(c).

“Obligations” means all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, fees, indemnities, the Revolving Line Commitment Fee, the Unused Revolving Line Facility Fee, the Termination Fee, the Prepayment Fee, the Final Payment and other amounts Borrower owes the Agent or Lenders now or later under this Agreement or the other Loan Documents, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Agent, and the payment and performance of each other Credit Party’s covenants and obligations under the Loan Documents. “Obligations” does not include obligations under any warrants issued to Agent or a Lender.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Budget” means that certain operating budget dated as of             , 2019, for Borrower’s 2019 and 2020 fiscal years, as delivered and accepted by Lenders on July 9, 2019 (which may not be amended without the written consent of Agent).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Closing Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices, which shall in any event be at arms length.

“Overadvance” has the meaning given it in Section 2.4(g)(vii).

“Participant Register” has the meaning given it in Section 13.1(c).

“Payment Advance Request Form” means that certain form attached hereto as Exhibit C, as the same may be from time to time revised by Agent.

“Payment Date” means (a) with respect to Advances, the last calendar day of each calendar month, and (b) with respect to the Term Loan Advance, the first calendar day of each calendar month.

“Perfection Certificate” means the Perfection Certificate delivered to Agent as of the Closing Date, together with any amendments thereto required under this Agreement.

“Permitted Contingent Obligations” means (a) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (b) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed Two Hundred Thousand Dollars ($200,000.00) in the aggregate at any time outstanding; (c) Contingent Obligations arising under indemnity agreements with title insurers; (d) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Article 7; (e) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (f) Contingent Obligations existing or arising in connection with any letter of credit obtained for the purpose of securing a lease of real property, provided that the aggregate face amount of all such letters of credit does not at any time exceed Two Hundred Thousand Dollars ($200,000.00); (g) Contingent Obligations existing or arising in connection with Bank Services in an aggregate amount not at any time exceeding One Million Five Hundred Thousand Dollars ($1,500,000.00); and (h) other Contingent Obligations not permitted by clauses (a) through (f) above, not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate at any time outstanding.

“Permitted Indebtedness” means: (a) Borrower’s Indebtedness to the Lenders and Agent under this Agreement and the other Loan Documents; (b) Indebtedness existing on the Closing Date and described on the Perfection Certificate; (c) Indebtedness secured by Permitted Liens; (d) Subordinated Debt; (e) Indebtedness arising under the 2017 Convertible Notes; (f) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business; (g) Permitted Contingent Obligations; (h) Indebtedness consisting of Permitted Investments described in clause (g) of the definition thereof; and (i) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (b) and (c) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the obligors thereunder..

“Permitted Investments” means: (a) Investments existing on the Closing Date and described on the Perfection Certificate; (b) Investments consisting of cash equivalents held by Borrower; (c) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by the Agent; (d) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of any Credit Party; (e) Investments consisting of deposit accounts or securities accounts in which the Agent has a first priority perfected security interest except as otherwise provided by Section 6.6; (f) Investments accepted in connection with Transfers permitted by Section 7.1 of this Agreement; (g)(A) Investments constituting cash and cash equivalents in the Securities Subsidiary so long as Borrower at all times remains in compliance with the applicable provisions related to Securities Subsidiary in Sections 6.6 and 6.8, and (B) Investments in other Subsidiaries solely to the extent permitted pursuant to Section 6.8; (h) Investments consisting of (1) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (2) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors; and (i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business.

“Permitted Liens” means: (a) Liens existing on the Closing Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents; (b) purchase money Liens (including capital leases) (i) on Equipment acquired or held by a Credit Party incurred for financing the acquisition of the Equipment securing no more than Three Hundred Thousand Dollars ($300,000.00) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; (c) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which adequate reserves are maintained on the Books of the Credit Party against whose asset such Lien exists, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the treasury regulations adopted thereunder; (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided that they have no priority over any of Agent’s Lien and the aggregate amount of such Liens for all Credit Parties does not any time exceed Twenty Five Thousand Dollars ($25,000.00); (e) leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest; (f) banker’s liens, rights of set-off and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with a Credit Party’s Collateral Accounts provided that such Collateral Accounts are subject to a Control Agreement to the extent required hereunder; (g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA); (h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (i) easements, reservations, rights- of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change; (j) Permitted Licenses; (k) Liens securing the reimbursement obligations in connection with any letter of credit permitted in clause (f) of the definition of “Permitted Contingent Obligations”; (l) to the extent any Intellectual Property created after the date of this Agreement is held jointly by any Credit Party and any third party, Liens in favor of, and securing, such third party’s rights therein; (m) Liens consisting of cash collateral granted to SVB securing Bank Services permitted hereunder; and (n) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (b) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledge Agreement” means that certain Pledge Agreement dated as the date hereof by and among Borrower, Agent, and the other parties signatory thereto, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Prepayment Premium” shall be an additional fee, payable to Agent, for the ratable benefit of the Lenders based on their Pro Rata Share, with respect to the Term Loan Advance, in an amount equal to:

(a) for a prepayment of the Term Loan Advance made on or prior to the first (1st) anniversary of the Closing Date, three percent (3.0%) of the then outstanding principal amount of the Term Loan Advance immediately prior to the date of such prepayment;

(b) for a prepayment of the Term Loan Advance made after the first (1st) anniversary of the Closing Date, but on or prior to the second (2nd) anniversary of the Closing Date, two percent (2.0%) of the then outstanding principal amount of the Term Loan Advance immediately prior to the date of such prepayment;

(c) for a prepayment of the Term Loan Advance made after the second (2nd) anniversary of the Closing Date, but on or prior to the third (3rd) anniversary of the Closing Date, one percent (1.0%) of the then outstanding principal amount of the Term Loan Advance immediately prior to the date of such prepayment; and

(d) for a prepayment of the Term Loan Advance made after the third (3rd) anniversary of the Closing Date, but prior to the Term Loan Maturity Date, zero percent (0.0%) of the then outstanding principal amount of the Term Loan Advance immediately prior to the date of such prepayment.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by Agent as its prime rate in effect at its principal office in the State of California (such Agent announced Prime Rate not being intended to be the lowest rate of interest charged by Agent in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Prior Agreement” has the meaning given it in the preamble of this Agreement.

“Prior Obligation” has the meaning given it in Section 2.3(a).

“Pro Rata Share” means, as determined by Agent, with respect to each Credit Facility and Lender holding an Applicable Commitment or Credit Extensions in respect of such Credit Facility, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing (a) in the case of fully-funded Credit Facilities, the amount of Credit Extensions held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions for such Credit Facility, and (b) in the case of Credit Facilities that are not fully-funded, the amount of Credit Extensions and unfunded Applicable Commitments held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions and unfunded Applicable Commitments for such Credit Facility.

“Register” has the meaning given it in Section 13.1(d).

“Registered Organization” means any “registered organization” as defined in the Code, with such additions to such term as may hereafter be made.

“Required Lenders” means, unless all of the Lenders and Agent agree otherwise in writing, Lenders having (a) more than sixty percent (60.0)% of the Applicable Commitments of all Lenders, or (b) if such Applicable Commitments have expired or been terminated, more than sixty percent (60.0%) of the aggregate outstanding principal amount of the Credit Extensions; provided, however, that so long as a Lender on the Closing Date does not assign any portion of its Term Loan Commitment, its Revolving Line Commitment, or all or any part of its Term Loan Advances or its portion of the Revolving Line (other than, in each case, an assignment to any Affiliate or Approved Fund of such Lender), the “Required Lenders” shall include such Lender (or such Affiliate or Approved Fund of such Lender).

“Required Permit” means all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, provider numbers, marketing authorizations, other authorizations, registrations, permits, consents and approvals of a Credit Party (a) issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries, or (b) issued by any Person from which Borrower or any of its Subsidiaries have received an accreditation. Without limiting the generality of the foregoing, “Required Permits” includes any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) as such activities are being conducted by such Borrower with respect to such Product at such time) and any drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Reserves ” means, as of any date of determination, such amounts as Agent may from time to time establish and revise in its good faith business judgment, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Agent in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Agent’s reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Agent is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Agent determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.”

“Responsible Officer” means any of the President and Chief Executive Officer or Chief Business Officer of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in, or a fixed or floating charge over, Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Agent’s right to sell any Collateral.

“Revenue” means, for any period, (a) the consolidated gross revenues of Borrower and its Subsidiaries generated solely through the commercial sale of Products by Borrower and its Subsidiaries during such period, less (b)(i) trade, quantity and cash discounts allowed by Borrower, (ii) discounts, refunds, rebates, charge backs, retroactive price adjustments and any other allowances which effectively reduce net selling price, (iii) product returns and allowances, (iv) allowances for shipping or other distribution expenses, (iv) setoffs and counterclaims, and (v) any other similar and customary deductions used by Borrower in determining net revenues, all, in respect of (a) and (b), as determined in accordance with GAAP and in the Ordinary Course of Business.

“Revolving Line” is the aggregate principal amount equal to Twenty Million Dollars ($20,000,000.00).

“Revolving Line Commitment” means, for any Lender, the obligation of such Lender to make Advances in accordance with and subject to Section 2.2 of this Agreement. “Revolving Line Commitments” means the aggregate amount of such commitments of all Lenders.

“Revolving Line Commitment Fee” has the meaning given it in Section 2.4(h)(i).

“Revolving Line Lender” has the meaning given it in Section 2.2(a).

“Revolving Line Maturity Date” is January 1, 2024.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Promissory Note” has the meaning given it in Section 2.5 and is in the form of Exhibit E, as it may be amended, supplemented or otherwise modified from time to time.

“Securities Account” means any “securities account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Securities Subsidiary” shall mean Flexion Therapeutics Securities Corporation, a Massachusetts securities corporation.

“Stated Rate” has the meaning given it in Section 2.4(f).

“Streamline Period” is, on and after the Closing Date, provided no Event of Default has occurred and is continuing: (a) commencing on the first day of the month following the day that Borrower provides to Agent a written report that Borrower has, at all times during the immediately preceding calendar month maintained Liquidity, as determined by Agent in its sole discretion, of at least Eighty Million Dollars ($80,000,000.00) (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, or (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as confirmed by Agent in its sole discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for one (1) month as determined by Agent in its sole discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Agent prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Agent determines, in its sole discretion, that the Streamline Threshold has been achieved.

“Streamline Threshold” has the meaning given it in the definition of Streamline Period.

“Subordinated Debt” means indebtedness incurred by Borrower which shall be (i) in an amount satisfactory to Agent, (ii) made pursuant to documents in form and substance satisfactory to Agent (the “Subordinated Debt Documents”), and (iii) subordinated to all of Borrower’s now or hereafter indebtedness to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent entered into between Agent, Borrower and the other creditor), on terms acceptable to Agent.

“Subsidiary ” means, with respect to any Person, any Person of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more of Affiliates of such Person.

“Taxes” has the meaning given it in Section 2.4(f).

“Term Loan Advance” has the meaning given it in Section 2.3(a).

“Term Loan Commitment” means, for any Lender, the obligation of such Lender to make a Term Loan Advance as and when available, up to the principal amount shown on Schedule 1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Term Loan Lender” has the meaning given it in Section 2.3(a).

“Term Loan Maturity Date” is January 1, 2024.

“Termination Fee” has the meaning given it in Section 2.4(h)(iv).

“Transfer” has the meaning given it in Section 7.1.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:

FLEXION THERAPEUTICS, INC.

By	/s/ David Arkowitz
Name:	David Arkowitz
Title:	Chief Financial Officer

AGENT:

SILICON VALLEY BANK, as Agent

By	/s/ Lauren Cole
Name:	Lauren Cole
Title:	Director

LENDERS:

SILICON VALLEY BANK

By	/s/ Lauren Cole
Name:	Lauren Cole
Title:	Director

MIDCAP FINANCIAL TRUST

By	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Authorized Signatory

FLEXPOINT MCLS HOLDINGS, LLC

By	/s/ Daniel Edelman
Name:	Daniel Edelman
Title:	Vice President

Schedule 1

Credit Facility Schedule

Revolving Line

Lender	Applicable Commitment	Applicable Commitment Percentage
Silicon Valley Bank	$10,000,000.00	50.0%
MidCap Financial Trust	$10,000,000.00	50.0%

TOTAL	$20,000,000.00	100.0000%

Term Loan Advance

Lender	Applicable Commitment	Applicable Commitment Percentage
Silicon Valley Bank	$20,000,000.00	50.0%
MidCap Financial Trust	$19,000,000.00	47.50%
Flexpoint MCLS Holdings LLC	$1,000,000.00	2.50%

TOTAL	$40,000,000.00	100.0000%

EXHIBIT A

COLLATERAL

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

(a) All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, securities accounts, commodity accounts and other Collateral Accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any Intellectual Property; provided, however, the Collateral shall include all IP Proceeds (defined below). If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such IP Proceeds (defined below), then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Agent’s, for the ratable benefit of the Lenders, security interest in such IP Proceeds (defined below). The term “IP Proceeds” means, collectively, all cash, Accounts, license and royalty fees, claims, products, awards, judgments, insurance claims, and other revenues, proceeds or income, arising out of, derived from or relating to any Intellectual Property of any Credit Party, and any claims for damage by way of any past, present or future infringement of any Intellectual Property of any Credit Party (including, without limitation, all cash, royalty fees, other proceeds, Accounts and General Intangibles that consist of rights of payment to or on behalf of a Credit Party and the proceeds from the sale, licensing or other disposition of all or any part of, or rights in, any Intellectual Property by or on behalf of a Credit Party).

Pursuant to the terms of a certain negative pledge arrangement with Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent’s and the Lenders’ prior written consent.

EXHIBIT B

COMPLIANCE

CERTIFICATE

TO: SILICON VALLEY BANK, as Agent, and the Lenders	Date:
FROM: FLEXION THERAPEUTICS, INC.

The undersigned authorized officer of FLEXION THERAPEUTICS, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Credit and Security Agreement among Borrower, SVB, MidCap Lender and MidCap Term Loan Lender (the “Loan Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.6 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements with Compliance Certificates	Monthly within 30 days	Yes	No

Annual financial statements (CPA Audited)	FYE within 90 days	Yes	No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No

A/R & A/P Agings	Monthly within 30 days	Yes	No

Deferred Revenue report	Monthly within 30 days	Yes	No

Sell through reports	Monthly within 30 days	Yes	No

Borrowing Base Reports	Monthly within 7 days	Yes	No

Board approved projections	FYE within 90 days and as amended/updated	Yes	No

The following Material Intellectual Property was registered after the Closing Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Minimum Revenue	See Schedule 1	$	Yes No

Streamline Period	Required	Actual	Complies
Maintain:
Liquidity	≥ $80,000,000.00	$	Yes No

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

FLEXION THERAPEUTICS, INC.	AGENT USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated: ____________________

I. Minimum Revenue (Section 6.13)

Required:             See chart below

Trailing 12 Month Period Ending (except as noted below)	Minimum Revenue
Trailing 9 month period ending September 30, 2019	73% of Borrower’s projected trailing 9 month
Revenue for the period ended September 30, 2019 as
set forth in the Operating Budget

Trailing 10 month period ending October 31, 2019	73% of Borrower’s projected trailing 10 month
Revenue for the period ended October 31, 2019 as set
forth in the Operating Budget

Trailing 11 month period ending November 30, 2019	73% of Borrower’s projected trailing 11 month
Revenue for the period ended November 30, 2019 as
set forth in the Operating Budget

December 31, 2019	73% of Borrower’s projected trailing 12 month
Revenue for the period ended December 31, 2019 as
set forth in the Operating Budget

January 31, 2020	Greater of (i) 73% of Borrower’s projected trailing 12
month Revenue for the period ended January 31, 2020
as set forth in the Operating Budget and (ii) 73% of
the projected Revenue in the 2020 Board approved
plan for the 12 month period ended January 31, 2020

February 29, 2020	Greater of (i) 73% of Borrower’s projected trailing 12
month Revenue for the period ended February 29,
2020 as set forth in the Operating Budget and (ii) 73%
of the projected Revenue in the 2020 Board approved
plan for the 12 month period ended February 29, 2020

March 31, 2020	Greater of (i) 73% of Borrower’s projected trailing 12
month Revenue for the period ended March 31, 2020
as set forth in the Operating Budget and (ii) 73% of
the projected Revenue in the 2020 Board approved
plan for the 12 month period ended March 31, 2020

April 30, 2020	Greater of (i) 69% of Borrower’s projected trailing 12
month Revenue for the period ended April 30, 2020 as
set forth in the Operating Budget and (ii) 69% of the
projected Revenue in the 2020 Board approved plan
for the 12 month period ended April 30, 2020

May 31, 2020	Greater of (i) 65% of Borrower’s projected trailing 12
month Revenue for the period ended May 31, 2020 as
set forth in the Operating Budget and (ii) 65% of the
projected Revenue in the 2020 Board approved plan
for the 12 month period ended May 31, 2020

June 30, 2020	Greater of (i) 61% of Borrower’s projected trailing 12
month Revenue for the period ended June 30, 2020 as
set forth in the Operating Budget and (ii) 61% of the
projected Revenue in the 2020 Board approved plan
for the 12 month period ended June 30, 2020

July 31, 2020	Greater of (i) 58% of Borrower’s projected trailing 12
month Revenue for the period ended July 31, 2020 as
set forth in the Operating Budget and (ii) 58% of the
projected Revenue in the 2020 Board approved plan
for the 12 month period ended July 31, 2020

August 31, 2020	Greater of (i) 55% of Borrower’s projected trailing 12
month Revenue for the period ended August 31, 2020
as set forth in the Operating Budget and (ii) 55% of
the projected Revenue in the 2020 Board approved
plan for the 12 month period ended August 31, 2020

September 30, 2020	Greater of (i) 52% of Borrower’s projected trailing 12
month Revenue for the period ended September 30,
2020 as set forth in the Operating Budget and (ii) 52%
of the projected Revenue in the 2020 Board approved
plan for the 12 month period ended September 30,
2020

October 31, 2020	Greater of (i) 49% of Borrower’s projected trailing 12
month Revenue for the period ended October 31, 2020
as set forth in the Operating Budget and (ii) 49% of
the projected Revenue in the 2020 Board approved
plan for the 12 month period ended October 31, 2020

November 30, 2020	Greater of (i) 46% of Borrower’s projected trailing 12
month Revenue for the period ended November 30,
2020 as set forth in the Operating Budget and (ii) 46%
of the projected Revenue in the 2020 Board approved
plan for the 12 month period ended November 30,
2020

December 31, 2020	Greater of (i) 43% of Borrower’s projected trailing 12
month Revenue for the period ended December 31,
2020 as set forth in the Operating Budget and (ii) 43%
of the projected Revenue in the 2020 Board approved
plan for the 12 month period ended December 31,
2020

January 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended January 31, 2020 and
(ii) 43% of the projected Revenue in the 2021 Board
approved plan for the 12 month period ended January
31, 2021

February 28, 2021	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended February 29, 2020 and
(ii) 43% of the projected Revenue in the 2021 Board
approved plan for the 12 month period ended February
28, 2021

March 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended March 31, 2020 and (ii)
43% of the projected Revenue in the 2021 Board
approved plan for the 12 month period ended March
31, 2021

April 30, 2021	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended April 30, 2020 and (ii)
43% of the projected Revenue in the 2021 Board
approved plan for the 12 month period ended April 30,
2021

May 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended May 31, 2020 and (ii)
43% of the projected Revenue in the 2021 Board
approved plan for the 12 month period ended May 31,
2021

June 30, 2021	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended June 30, 2020 and (ii)
43% of the projected Revenue in the 2021 Board
approved plan for the 12 month period ended June 30,
2021

July 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended July 31, 2020 and (ii)
43% of the projected Revenue in the 2021 Board
approved plan for the 12 month period ended July 31,
2021

August 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended August 31, 2020 and (ii)
43% of the projected Revenue in the 2021 Board
approved plan for the 12 month period ended August
31, 2021

September 30, 2021	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended September 30, 2020 and
(ii) 43% of the projected Revenue in the 2021 Board
approved plan for the 12 month period ended
September 30, 2021

October 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended October 31, 2020 and
(ii) 43% of the projected Revenue in the 2021 Board
approved plan for the 12 month period ended October
31, 2021

November 30, 2021	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended November 30, 2020 and
(ii) 43% of the projected Revenue in the 2021 Board
approved plan for the 12 month period ended
November 30, 2021

December 31, 2021	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended December 31, 2020 and
(ii) 43% of the projected Revenue in the 2021 Board
approved plan for the 12 month period ended
December 31, 2021

January 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended January 31, 2021 and
(ii) 43% of the projected Revenue in the 2022 Board
approved plan for the 12 month period ended January
31, 2022

February 28, 2022	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended February 28, 2021 and
(ii) 43% of the projected Revenue in the 2022 Board
approved plan for the 12 month period ended February
28, 2022

March 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended March 31, 2021 and (ii)
43% of the projected Revenue in the 2022 Board
approved plan for the 12 month period ended March
31, 2022

April 30, 2022	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended April 30, 2021 and (ii)
43% of the projected Revenue in the 2022 Board
approved plan for the 12 month period ended April 30,
2022

May 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended May 31, 2021 and (ii)
43% of the projected Revenue in the 2022 Board
approved plan for the 12 month period ended May 31,
2022

June 30, 2022	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended June 30, 2021 and (ii)
43% of the projected Revenue in the 2022 Board
approved plan for the 12 month period ended June 30,
2022

July 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended July 31, 2021 and (ii)
43% of the projected Revenue in the 2022 Board
approved plan for the 12 month period ended July 31,
2022

August 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended August 31, 2021 and (ii)
43% of the projected Revenue in the 2022 Board
approved plan for the 12 month period ended August
31, 2022

September 30, 2022	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended September 30, 2021 and
(ii) 43% of the projected Revenue in the 2022 Board
approved plan for the 12 month period ended
September 30, 2022

October 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended October 31, 2021 and
(ii) 43% of the projected Revenue in the 2022 Board
approved plan for the 12 month period ended October
31, 2022

November 30, 2022	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended November 30, 2021 and
(ii) 43% of the projected Revenue in the 2022 Board
approved plan for the 12 month period ended
November 30, 2022

December 31, 2022	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended December 31, 2021 and
(ii) 43% of the projected Revenue in the 2022 Board
approved plan for the 12 month period ended
December 31, 2022

January 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended January 31, 2022 and
(ii) 43% of the projected Revenue in the 2023 Board
approved plan for the 12 month period ended January
31, 2023

February 28, 2023	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended February 28, 2022 and
(ii) 43% of the projected Revenue in the 2023 Board
approved plan for the 12 month period ended February
28, 2023

March 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended March 31, 2022 and (ii)
43% of the projected Revenue in the 2023 Board
approved plan for the 12 month period ended March
31, 2023

April 30, 2023	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended April 30, 2022 and (ii)
43% of the projected Revenue in the 2023 Board
approved plan for the 12 month period ended April 30,
2023

May 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended May 31, 2022 and (ii)
43% of the projected Revenue in the 2023 Board
approved plan for the 12 month period ended May 31,
2023

June 30, 2023	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended June 30, 2022 and (ii)
43% of the projected Revenue in the 2023 Board
approved plan for the 12 month period ended June 30,
2023

July 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended July 31, 2022 and (ii)
43% of the projected Revenue in the 2023 Board
approved plan for the 12 month period ended July 31,
2023

August 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended August 31, 2022 and (ii)
43% of the projected Revenue in the 2023 Board
approved plan for the 12 month period ended August
31, 2023

September 30, 2023	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended September 30, 2022 and
(ii) 43% of the projected Revenue in the 2023 Board
approved plan for the 12 month period ended
September 30, 2023

October 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended October 31, 2022 and
(ii) 43% of the projected Revenue in the 2023 Board
approved plan for the 12 month period ended October
31, 2023

November 30, 2023	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended November 30, 2022 and
(ii) 43% of the projected Revenue in the 2023 Board
approved plan for the 12 month period ended
November 30, 2023

December 31, 2023	Greater of (i) 105% Borrower’s trailing 12 month
Revenue for the period ended December 31, 2022 and
(ii) 43% of the projected Revenue in the 2023 Board
approved plan for the 12 month period ended
December 31, 2023

EXHIBIT C

LOAN PAYMENT ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON EASTERN TIME

Fax To:	Date:

LOAN PAYMENT: FLEXION THERAPEUTICS, INC.

From Account # ________________________________	To Account # _______________________________________
(Deposit Account #)	(Loan Account #)
Principal $ ____________________________________	and/or Interest $ _____________________________________

Authorized Signature: ________________________	Phone Number: _____________________________
Print Name/Title: ___________________________

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account # ________________________________	To Account # ________________________________________
(Loan Account #)	(Deposit Account #)

Amount of Term Loan Advance $ ________________________

All Borrower’s representations and warranties in the Amended and Restated Credit and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature: _______________________________	Phone Number: _______________________________
Print Name/Title: ___________________________________

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Eastern time

Beneficiary Name: _____________________________	Amount of Wire: $ ______________________________
Beneficiary Bank: _____________________________	Account Number: _______________________________
City and State: _________________________________

Beneficiary Bank Transit (ABA) #:________________	Beneficiary Bank Code (Swift, Sort, Chip, etc.): _______
(For International Wire Only)
Intermediary Bank: ____________________________	Transit (ABA) #: ________________________________
For Further Credit to: _____________________________________________________________________________________

Special Instruction: _______________________________________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: _________________________________	2nd Signature (if required):
___________________________________________________
Print Name/Title: _____________________________________	Print Name/Title: _________________________________
Telephone #: _________________________________________	Telephone #: ______________________________

EXHIBIT D

Form of Disbursement Letter

[see attached]

DISBURSEMENT LETTER

[DATE]

The undersigned, being the duly elected and acting                                                          of             FLEXION THERAPEUTICS, INC., a Delaware corporation (“Borrower”), does hereby certify to (a) SILICON VALLEY BANK, a California corporation (“SVB”), in its capacity as administrative agent and collateral agent (“Agent”) and (b) SVB, as a Revolving Line Lender and as a Term Loan Lender, MIDCAP FINANCIAL TRUST, a Delaware statutory trust, as a Revolving Line Lender and a Term Loan Lender (in such capacity and together with its successors and assigns, “MidCap Lender”), FLEXPOINT MCLS HOLDINGS, LLC, a Delaware limited liability company as a Term Loan Lender (in such capacity and together its successors and assigns, “MidCap Term Loan Lender” and together with MidCap Lender, “MidCap”) and each other Lender listed on Schedule 1 of the Loan Agreement (as defined below) and the other financial institutions party hereto from time to time (each, a “Lender” and collectively, the “Lenders”) in connection with that certain Amended and Restated Credit and Security Agreement dated as of [                ], by and among Borrower, Agent and the Lenders from time to time party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1. The representations and warranties made by Borrower in Sections 5 and 8 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2. No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3. Borrower is in compliance with the covenants and requirements contained in Sections 4, 5, 6 and 8 of the Loan Agreement.

4. All conditions referred to in Section 3 of the Loan Agreement to the making of a Credit Extension to be made on or about the date hereof have been satisfied or waived by Agent.

5. No Material Adverse Change has occurred.

6. The undersigned is an Authorized Signer.

[Balance of Page Intentionally Left Blank]

7. The proceeds of the Term Loan Advance shall be disbursed as follows:

Disbursement from SVB:
Loan Amount	$	_________
Plus:
—Deposit Received	$	_________
Less:
—Lender’s Legal Fees	($	_________	)*
Net Proceeds due from SVB:	$	_________
Disbursement from MidCap Term Loan Lender:
Loan Amount	$	_________
Plus:
—Deposit Received	$	_________
Net Proceeds due from MidCap Term Loan Lender:	$	_________
TOTAL TERM LOAN ADVANCE NET PROCEEDS FROM LENDERS	$	_________

8. The aggregate net proceeds of the Term Loan Advance shall be transferred to the Designated Deposit Account as follows:

Account Name:
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive
Santa Clara, California 95054
Account Number:
ABA Number:

[Balance of Page Intentionally Left Blank]

*	Legal fees and costs are through the Closing Date. Post-closing legal fees and costs, payable after the Closing Date, to be invoiced and paid post-closing.

Dated as of the date first set forth above.

BORROWER:

FLEXION THERAPEUTICS, INC.

By
Name:
Title:

AGENT:

SILICON VALLEY BANK, as Agent

By
Name:
Title:

TERM LOAN LENDERS:
SILICON VALLEY BANK

By
Name:
Title:

MIDCAP FINANCIAL TRUST
By: Apollo Capital Management, L.P., its investment manager
By: Apollo Capital Management GP, LLC, its general partner

By
Name:
Title:

FLEXPOINT MCLS HOLDINGS LLC

By
Name:
Title:

Exhibit D

[Form of Promissory Note]

THIS SECURED PROMISSORY NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS SECURED PROMISSORY NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE FOLLOWING ADDRESS: 10 MALL ROAD, SUITE 301, BURLINGTON, MA 01803, ATTENTION: LISA DAVIDSON, FAX NUMBER: 781-202-3399.

SECURED PROMISSORY
NOTE
[$____________________]	[______], 2019

FOR VALUE RECEIVED, FLEXION THERAPEUTICS, INC., a Delaware corporation (“Borrower”) hereby promises to pay to [LENDER], a [________] existing under the laws of [________], or its registered assigns (“Lender”), with an address of [____________], or such other place of payment as the holder of this Secured Promissory Note (this “Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [$______________], or so much thereof as Lender has advanced to Borrower, on the dates, terms and conditions set forth in the Credit Agreement (as defined below), together with interest thereon in accordance with the terms of and at the rate or rates set forth in the Credit Agreement.

This Note is executed and delivered in connection with that certain Amended and Restated Credit and Security Agreement of even date herewith by and among Borrower, Silicon Valley Bank, as agent for the lenders thereunder, Lender, and the other lenders named therein from time to time (as the same may from time to time be amended, modified, restated or supplemented in accordance with its terms, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), to which reference is made for a statement of all of the terms and conditions thereof. This Note shall evidence the undersigned’s obligation to repay all sums advanced by Lender from time to time under the Credit Agreement and as part of a Credit Facility thereunder. All terms defined in the Credit Agreement shall have the same definitions when used herein, unless otherwise defined herein. All of the terms, covenants, provisions, conditions, stipulations, promises and agreements contained in the Loan Documents to be kept, observed and/or performed by the undersigned are made a part of this Note and are incorporated into this Note by this reference to the same extent and with the same force and effect as if they were fully set forth in this Note; the undersigned promises and agrees to keep, observe and perform them or cause them to be kept, observed and performed, strictly in accordance with the terms and provisions thereof. In the event of any conflict between this Note and the Credit Agreement, the Credit Agreement shall govern and control.

All payments hereunder shall be made in accordance with the Credit Agreement, without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Note shall become due and payable in full upon the Maturity Date. An Event of Default under the Credit Agreement shall constitute a default under this Note, and upon any such Event of Default, all principal and interest and other obligations owing under this Note may be accelerated and declared immediately due and payable as provided for in the Credit Agreement. All amounts due hereunder are payable in the lawful currency of the United States of America. Time is of the essence hereof. This Note may be voluntarily prepaid only as permitted under the Credit Agreement.

Borrower hereby makes all waivers set forth in the Credit Agreement with respect to the indebtedness evidenced by this Note. No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless such variation or modification is made in accordance with the Credit Agreement. If any term, provision, covenant or condition of this Note or the application of any term, provision, covenant or condition of this Note to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, then the remainder of this Note and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law. This Note shall be binding upon the undersigned and its successors. The undersigned may not assign any of its rights or delegate any of its obligations under this Note. Each of the undersigned shall be jointly and severally liable for all of the obligations of Borrower under this Note.

This Note has been negotiated and delivered to Lender and is payable in the State of New York. The provisions of the Credit Agreement regarding choice of law, jurisdiction, venue and jury trial waiver are incorporated herein and shall govern this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document shall constitute an instrument executed and delivered under seal, Borrower, as of the day and year first above written, has caused this Note to be executed and delivered under seal.

FLEXION THERAPEUTICS, INC.

By
Name:	Michael Clayman, MD
Title:	Chief Executive Officer